Exhibit 4.2

LEGGETT & PLATT, INCORPORATED

STOCK BONUS PLAN

AS RESTATED EFFECTIVE,

EXCEPT AS OTHERWISE INDICATED,

AS OF SEPTEMBER 1, 2006

TABLE OF CONTENTS

TO

LEGGETT & PLATT, INCORPORATED

STOCK BONUS PLAN,

AS RESTATED EFFECTIVE,

EXCEPT AS OTHERWISE INDICATED,

AS OF SEPTEMBER 1, 2006

(i)

(ii)

(iii)

(iv)

ARTICLE/ SECTION	SUBJECT	PAGE
ARTICLE XI	TAX EQUITY AND FISCAL RESPONSIBILITY ACT OF 1982 TOP-HEAVY PROVISIONS	60

11.01.	Application	60
11.02.	Special Minimum Contribution	60
11.03.	Key Employee Defined	60

(v)

LEGGETT & PLATT, INCORPORATED

STOCK BONUS PLAN

Effective July 1, 1977, Leggett & Platt, Incorporated, a Missouri corporation whose principal offices are located in Carthage, Missouri (hereinafter referred to as the “Sponsoring Employer” or as an “Employer”), adopted the Leggett & Platt, Incorporated Employee Stock Purchase/Stock Bonus Plan for the benefit of its eligible employees, renamed in the January 1, 2002 restatement as the Leggett & Platt, Incorporated Stock Bonus Plan. The Plan was last restated, generally, effective as of January 1, 2004. This restatement of the Plan is effective as of September 1, 2006, except as otherwise indicated.

The purpose of this Plan is to provide an opportunity for eligible employees of the Employers to share in the growth and prosperity of the Employers by acquiring a proprietary interest in the Sponsoring Employer through the acquisition of shares of the Sponsoring Employer’s common stock through the Plan.

This Plan is intended to continue to qualify as a stock bonus plan under Section 401(a) of the Internal Revenue Code and as an employee stock ownership plan under Section 4975(e)(7) of the Internal Revenue Code. It is also intended that this Plan, together with the Trust Agreement, satisfy the requirements of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Plan shall be interpreted, wherever possible, to comply with the terms of ERISA and applicable regulations and rulings issued under ERISA.

ARTICLE I

DEFINITIONS

As used in this Plan, the following terms shall have the following meanings unless a different meaning is clearly required by the context in which it is used. Any words herein used in the masculine shall be read and construed in the feminine where they would so apply. Words in the singular shall be read and construed as though used in the plural in all cases where they would so apply.

1.01. Accounting Year. The term “Accounting Year” shall mean the fiscal year of the Sponsoring Employer for federal income tax purposes (which, as of the effective date of this restated Plan document, is the calendar year).

1.02. Accounts. The term “Accounts” shall mean the records maintained for the purpose of accounting for a Participant’s interest in the Plan. “Account” may refer to one, more than one, or all of the following accounts.

“Cash Dividends Holding Account”

“Cash Dividends Reinvestment Account/Diversified Investments”

“Cash Dividends Reinvestment Account/Stock”

“Employee After-Tax Contributions Account/Diversified Investments”

“Employee After-Tax Contributions Account/Stock”

“Employee Pre-Tax Contributions Account/Diversified Investments”

“Employer Pre-Tax Contributions Account/Stock”

“Employer Matching Contributions Account/Diversified Investments”

“Employer Matching Contributions Account/Stock”

“Employer QNEC Account/Diversified Investments”

“Employer QNEC Account/Stock”

“ESOP Transfer Account/Diversified Investments”

“ESOP Transfer Account/Stock”

“Participant Voluntary Deductible Employee Contributions Account/Diversified Investments”

“Participant Voluntary Deductible Employee Contributions Account/Stock”

“Rollover Account/Diversified Investments”

“Rollover Account/Stock”

1.03. Administrative Committee and Investment Committee. The term “Administrative Committee” and the term “Investment Committee” shall mean the Administrative Committee and Investment Committee provided for in Article VI hereof.

1.04. Attained Age. The term “Attained Age” shall mean the age, in years, of an Employee as of the last anniversary of his date of birth.

1.05. Beneficiary. The term “Beneficiary” shall mean the surviving spouse of a deceased Participant, or, in the event that either:

(a) the deceased Participant is not survived by a spouse, or

(b) the deceased Participant’s surviving spouse had consented, in writing, witnessed by a notary public, to the designation of another beneficiary,

the person or persons, including a trust or estate, designated by the Participant in the latest written notice to the Administrative Committee on a form provided by the Administrative Committee. If any nonspouse Beneficiary so designated predeceases the Participant and the Participant has no surviving spouse at his death and had not designated another Beneficiary, the provisions of Section 5.11 hereof shall apply. The Participant shall have the right to change his Beneficiary from time to time in the manner hereinabove described.

Any beneficiary designation made in accordance with the foregoing, shall be automatically revoked on the marriage or divorce and remarriage of a Participant.

Notwithstanding the foregoing requirements that Beneficiary designations be in writing, the Administrative Committee or its delegee, may permit such designations to be made electronically, if made in a manner prescribed by the Administrative Committee or its delegee. Spousal consent to a nonspouse beneficiary designation, however, must, as previously indicated, be in writing in the presence of a notary public.

1.06. Board of Directors. The term “Board of Directors” shall mean the Board of Directors of the Sponsoring Employer, unless in the context in which it is used it clearly means the Board of Directors of an Employer.

1.07. Cash Dividends Holding Account. The term “Cash Dividends Holding Account” shall mean the Account of a Participant to which cash dividends attributable to his Accounts that the Participant has elected to have paid to him, pursuant to Section 4.10, which are received by the Trustee after January 1, 2002 and credited to this Account pursuant to Section 4.10. A Participant’s Cash Dividends Holding Account shall be debited when the cash dividends are distributed to the Participant pursuant to Section 4.10.

1.08. Cash Dividends Reinvestment Account/Diversified Investments. The term Cash Dividends Reinvestment Account/Diversified Investments” shall mean the Account of a Participant which is credited with amounts from his Cash Dividends Reinvestment Account/Stock which are diversified into certain investments elected pursuant to Section 4.08 hereof, credited or debited with adjustments made pursuant to Section 4.02 and debited with benefit payments or transfers from such accounts to the Participant’s Stock or Diversified Investments Accounts. Separate subaccounts shall be maintained for each diversified investment option and may be maintained for the interim investment of contributions or transfers into this Account and/or for the proceeds from the sale of diversified investments.

1.09. Cash Dividends Reinvestment Account/Stock. The term “Cash Dividends Reinvestment Account/Stock” shall mean the Account of a Participant which is credited with his shares of Employer Stock purchased by the Trust Fund from reinvested dividends received by the Trust Fund which are attributable to his Accounts and are credited or debited with adjustments made pursuant to Section 4.03 and transfers into or out of the diversified investments elected pursuant to Section 4.08. While each Participant’s Account/Stock shall record the number of shares credited to the account (expressed in fractional shares to the nearest four (4) places), no allocation of specific shares of Employer Stock held in the Trust Fund shall be made to such account. Separate subaccounts may be maintained for the interim investment of contributions and transfers into this Account and/or for the proceeds from the sale of Employer Stock.

1.10. Compensation. Except as provided below, the term “Compensation” shall mean a Participant’s (i) total salary or wages, including overtime pay, and (ii) bonuses paid on a regular, recurring basis, any other bonus, including a bonus paid on a non-regular recurring basis, except for an extraordinary bonus, and regular incentive awards received under bonus and incentive plans of the Employer. “Compensation” for Participants who are salespersons who regularly incur travel and other expenses which are not separately reimbursed shall mean seventy-five percent (75%) of the items set forth in (i) and (ii) above. “Compensation” shall not include extraordinary forms of remuneration such as living and automobile allowances, imputed or bonus income related to insurance programs, extraordinary bonuses, extraordinary incentive awards and severance pay.

If a Participant is on a military leave during a period of time when his reemployment rights with the Employer are guaranteed by federal law, he shall be deemed to have received Compensation during his period of military service, provided (i) he is reemployed by an Employer within the time required by federal law after the expiration of his active military service and (ii) he makes the pre-tax Employee contributions required by Section 2.02(a) hereof within the time prescribed in Section 5.16 hereof after his reemployment, based on his deemed Compensation, as hereinafter defined, during his military leave. A Participant’s deemed Compensation during a military leave shall be computed on the assumption that his regular rate of pay would have been paid for forty (40) hours a week or eight (8) hours a day during the regular business days from the commencement of his military leave to his reemployment date. Regular rate of pay shall be calculated for this purpose on the basis of his regular hourly rate of pay at the time of the commencement of his military leave, adjusted by the average increases at the facility or principal place of his employment for similarly situated active employees during the period of his military leave.

This Plan does not limit compensation in accordance with the provisions of Section 401(a)(17) of the Internal Revenue Code because the Plan does not benefit any Highly Compensated Employees.

1.11. Compensation Base. The term “Compensation Base” for any Employee who was a Plan Participant on December 31, 1983, shall mean that portion of a Participant’s Compensation in excess of the amount of Social Security Covered Compensation or hourly rate set opposite his year of birth in the appropriate column of the table below (on the basis of either (i) the appropriate hourly rate in the case of an hourly rate Employee or (ii) the frequency of the Participant’s compensation payments in the case of a non-hourly rate Employee):

Year of Birth	Hourly Rate	Weekly Covered Compensation	Biweekly Covered Compensation	Monthly Covered Compensation
1911 or before	$3.46	$138	$277	$600
1912-1913	3.75	150	300	650
1914-1915	4.05	162	323	700
1916-1917	4.33	173	346	750
1918-1921	4.62	185	369	800
1922-1925	4.90	196	392	850
1926-1930	5.19	208	415	900
1931-1932	5.48	219	438	950
1933-1934	5.77	231	462	1,000
1935 and later	5.97	239	478	1,035

The term “Compensation Base” for any Employee who was not a Plan Participant on December 31, 1983, but who became a Plan Participant between January 1, 1984 and December 31, 1986, shall mean that portion of a Participant’s Compensation in excess of the amount of Social Security Covered Compensation or hourly rate specified below (on the basis of either (i) the hourly rate in the case of an hourly rate Employee or (ii) on the basis of the frequency of the Participant’s Compensation payments in the case of a non-hourly rate Employee):

Hourly Rate	Weekly Covered Compensation	Biweekly Covered Compensation	Monthly Covered Compensation
$5.97	$239	$478	$1,035

The term “Compensation Base” for 2006 shall mean $35,695. The term “Compensation Base” for any Accounting Year after 2006 shall mean the Compensation Base for the immediately preceding Accounting Year increased by the merit budget percentage guideline which was approved by the Board of Directors for the immediately preceding Accounting Year for salaried and clerical hourly employees defined as average performers, rounded down to the next whole percentage.

Notwithstanding the foregoing the “Compensation Base” of any Participant shall include the entire amount of any non-regularly recurring bonus, other than an extraordinary bonus.

1.12. Contingent Beneficiary. The term “Contingent Beneficiary” shall mean the person or persons (or a trust) duly designated by the Participant, with the written consent of his spouse, if any, witnessed by a notary public, to receive any death benefit due from the Plan in the event the designated Beneficiary does not survive the Participant. Notwithstanding the foregoing, written consent of the spouse is not required if the spouse is designated as the Beneficiary. Notwithstanding the foregoing requirement that Participant designations be in writing, the Administrative Committee or its delegee, may permit such designations to be made electronically, provided the primary beneficiary is the Participant’s spouse. If the primary Beneficiary is not the Participant’s spouse, the spouse must consent in writing, in the presence of a notary public to the designation of both the primary and the contingent beneficiary.

1.13. Early Retirement Date. The term “Early Retirement Date” shall mean the date a Participant retires and leaves the employ of the Employers provided he has attained age fifty-five (55) and has at least five (5) years of Vesting Service or attains age sixty (60) on or before January 1, 2005, regardless of the number of the Participant’s years of Vesting Service.

1.14. Effective Date. The effective date on this restated plan is September 1, 2006, except for the changes to Sections 1.11, 2.01, 2.02 and Schedule I-2006, which shall be effective as of January 1, 2006 and Sections 1.18, 5.09 and 5.15, which shall be effective, January 1, 2007.

1.15. Eligible Employee. The term “Eligible Employee” shall mean each Employee who as of any Participation Date satisfies (a), (b), (c) and (d) below:

(a) either (i) his annual Compensation for the Accounting Year immediately preceding the Participation Date was equal to or greater than the applicable Compensation Base, as calculated under Section 1.11 hereof (which is based on the Employee’s compensation during such immediately preceding Accounting Year) or (ii) from and after January 1, 1992, if the Eligible employee is a salaried Employee, regardless of the amount of his Compensation for the Accounting Year immediately preceding the Participation Date;

(b) he is not a Highly Compensated Employee,

(c) he is not eligible for participation in the Leggett & Platt Incorporated Executive Stock Unit Plan,

(d) he has either (i) been credited with at least one thousand (1,000) Hours of Service in his first twelve (12) months of employment, or (ii) been credited with at least one thousand (1,000) Hours of Service in any Accounting Year.

If an Employee ceases to satisfy these eligibility conditions, he shall cease to be an “Eligible Employee” and the provisions of Section 2.05 hereof shall apply.

1.16. Eligible Rollover Distribution. The term “Eligible Rollover Distribution” shall have the meaning specified in Section 5.15.

1.17. Eligible Retirement Plan. The term “Eligible Retirement Plan” shall have the meaning specified in Section 5.15.

1.18. Employee. The term “Employee” shall mean each current or future employee of an Employer, except for all purposes of the Plan, the term “Employee” shall not include any employee who is a member of a collective bargaining unit, the representatives of which have bargained for and/or negotiated retirement benefits (other than those contained herein) and who have been excluded from this Plan as the result of good faith negotiations between the parties

(such exclusion shall be considered to have occurred in the event the matter of participation is not raised by the unit’s collective bargaining representative). Furthermore, the term “Employee” shall not include any “leased employee” as hereinafter defined, nor any other person classified by his Employer as a “leased employee”, or any person classified by his Employer as an “independent contractor”. The Sponsoring Employer shall notify the Administrative Committee, in writing, of the existence and location of any “temporary operations.”

A person classified by an Employer as either a “leased employee” or an “independent contractor” is not an Employee for purposes of this Plan, even if the person is later classified as a common law employee by the Employer or is later classified as a common law employee pursuant to the settlement of a federal employment tax audit with the Internal Revenue Service (in which event such person shall only be considered to be an Employee, for the purpose of this Plan, from and after the date of his classification by the Employer as a common law employee of an Employer (or an employer that is a member of a controlled group of corporations or trades or businesses with an Employer within the meaning of Sections 414(b) or (c) of the Internal Revenue Code).

The term “leased employee” means any person (other than an employee of the recipient) who pursuant to an agreement between the recipient and any other person (“leasing organization”) has performed services for the recipient (or for the recipient and related persons determined in accordance with Section 414(n)(6) of the Internal Revenue Code) on a substantially full-time basis for a period of at least one year, and such services are performed under primary direction or control of the recipient. A leased employee shall not be considered an Employee of the recipient if: (i) such employee is covered by a money purchase pension plan providing: (1) a nonintegrated employer contribution rate of at least 10 percent of compensation, as defined in Section 415(c)(3) of the Internal Revenue Code, but including amounts contributed pursuant to a salary reduction agreement which are excludable from the employee’s gross income under Section 125, Section 132(f) Section 402(e)(3), Section 402(h)(1)(B) or Section 403(b) of the Internal Revenue Code, (2) immediate participation, and (3) full and immediate vesting; and (ii) if leased employees do not constitute more than 20 percent of the recipient’s nonhighly compensated workforce.

1.19. Employee After-Tax Contributions Account/Diversified Investments. The term “Employee After-Tax Contributions Account/Diversified Investments” shall mean the Account of a Participant to which shall be credited amounts from his Participant Contributions Account/Stock which are diversified into certain investments elected pursuant to Section 4.08 hereof, credited or debited pursuant to Section 4.02 and debited with benefit payments or transfers from such accounts to Participant’s Stock or other Diversified Investments Accounts. Separate subaccounts shall be maintained for each diversified investment option and may be maintained for the interim investment of diversified investment transfers into this Account and/or for the proceeds from the sale of diversified investments.

1.20. Employee After-Tax Contributions Account/Stock. The term “Employee After-Tax Contributions Account/Stock” shall mean the Account of a Participant to which is credited with shares of Employer Stock purchased by the Trust Fund from the Participant’s nondeductible contributions made pursuant to Section 2.02(b), credited or debited with the adjustments made pursuant to Section 4.03, and credited or debited with transfers into or out of diversified investments pursuant to Section 4.08. While such account shall record the number of shares credited to the account (expressed in fractional shares to the nearest four (4) places), no allocation of any specific shares of Employer Stock held in the Trust Fund shall be made to such account. Separate subaccounts may be maintained for the interim investment of contributions and transfers into this Account and/or for the proceeds from the sale of Employer Stock.

1.21. Employer. The term “Employer” shall mean Leggett & Platt, Incorporated, a Missouri corporation whose principal offices are located at Carthage, Missouri, its successors and assigns, and any subsidiary or affiliated companies authorized by the Board of Directors of Leggett & Platt, Incorporated to participate in this Plan with respect to their Employees, and subject to the provisions of Article IX, any corporation into which the Employer may be merged or consolidated or to which all or substantially all of its assets may be transferred. The addition of a participating Employer shall be pursuant to action by the director(s) of the subsidiary or affiliate, which may contain special provisions, including provisions with respect to the recognition by this Plan of Hours of Service and/or Years of Vesting Service prior to the date a subsidiary or affiliate becomes a participating Employer in this Plan (pursuant to Section 2.01 hereof). The Employers participating in this Plan as of January 1, 2006, the branch numbers and locations of such Employers who are covered by this Plan are listed on Schedule I, a copy of which is attached hereto.

1.22. Employer Stock. The term “Employer Stock” shall mean the shares of the common stock of the Sponsoring Employer, with voting rights, which are contributed to or acquired by the Trustee as part of the Trust Fund.

1.23. Employee Pre-Tax Contributions Account/Diversified Investments. The term “Employee Pre-Tax Contributions Account/Diversified Investments” shall mean the Account of a Participant to which shall be credited amounts from his Employee Pre-Tax Contributions Account/Stock which are diversified into certain investments elected pursuant to Section 4.08 hereof, credited or debited pursuant to Section 4.02 and debited with benefit payments or transfers from such accounts to Participant’s Stock or other Diversified Investments Accounts. Separate subaccounts shall be maintained for each diversified investment option and may be maintained for the interim investment of diversified investment contributions or transfers into this Account and/or for the proceeds from the sale of diversified investments.

1.24. Employee Pre-Tax Contributions Account/Stock. The term “Employee Pre-Tax Contributions Account/Stock” shall mean the Account of a Participant which is credited with shares of Employer Stock purchased by the Trust Fund from the Participant’s pre-tax contributions made pursuant to Section 2.02(a), credited or debited with the adjustments made pursuant to Section 4.03 and credited or debited with transfers into or out of diversified investments pursuant to Section 4.08. While such account shall record the number of shares credited to the account (expressed in fractional shares to the nearest four (4) places), no allocation of any specific shares of Employer Stock held in the Trust Fund shall be made to such account. Separate subaccounts may be maintained for the interim investment of contributions and transfers into this Account and/or for the proceeds from the sale of Employer Stock.

1.25. Employer Matching Contributions Account/Diversified Investments. The term “Employer Matching Contributions Account/Diversified Investments” shall mean the

Account of a Participant to which is credited amounts from his Employer Contribution Account/Stock which are diversified into certain investments elected pursuant to Section 4.08 hereof, credited or debited with adjustments made pursuant to Section 4.02 and debited with benefit payments or transfers from such accounts to the Participant’s Stock or other Diversified Investments Accounts. Separate subaccounts shall be maintained for each diversified investment option and may be maintained for the interim investment of diversified investment contributions or transfers into this Account and/or for the proceeds from the sale of diversified investments. Separate subaccounts may also be maintained for the diversified investment of after-tax employee contributions and pre-tax employee contributions.

1.26. Employer Matching Contributions Account/Stock. The term “Employer Matching Contributions Account/Stock” shall mean the Account of a Participant which is credited with his shares of Employer Stock purchased by the Trust Fund from Employer Matching Contributions or contributed to the Trust Fund by the Employer as an Employer Contribution, credited or debited with adjustments made pursuant to Section 4.03 and transfers into or out of the diversified investments elected pursuant to Section 4.08. While each Participant’s Employer Matching Contributions Account/Stock shall record the number of shares credited to the account (expressed in fractional shares to the nearest four (4) places), no allocation of specific shares of Employer Stock held in the Trust Fund shall be made to such account. Separate subaccounts may be maintained for the interim investment of contributions or transfers into this Account and/or for the proceeds from the sale of Employer Stock. Separate subaccounts may also be maintained for Employer Stock investments of after-tax employee contributions and pre-tax employee contributions.

1.27. Employer QNEC Account/Diversified Investments. The term “Employer QNEC Account/Diversified Investments” shall mean the Account of a Participant to which is credited amounts from his Employer QNEC Account/Stock which are diversified into certain investments elected pursuant to Section 4.08 hereof, credited or debited with adjustments made pursuant to Section 4.02 and debited with benefit payments or transfers from such accounts to the Participant’s Stock or other Diversified Investments Accounts. Separate subaccounts shall be maintained for each diversified investment option and may be maintained for the interim investment of diversified investment contributions or transfers into this Account and/or for the proceeds from the sale of diversified investments.

1.28. Employer QNEC Account/Stock. The term “Employer QNEC Account/Stock” shall mean the Qualified Non-Elective Contributions Account of a Participant which is credited with his shares of Employer Stock purchased by the Trust Fund from Employer Matching Contributions or contributed to the Trust Fund by the Employer as an Employer Contribution, credited or debited with adjustments made pursuant to Section 4.03 and credited or debited with transfers into or out of the diversified investments elected pursuant to Section 4.08. While each Participant’s Employer Matching Contributions Account/Stock shall record the number of shares credited to the account (expressed in fractional shares to the nearest four (4) places), no allocation of specific shares of Employer Stock held in the Trust Fund shall be made to such account. Separate subaccounts may be maintained for the interim investment of contributions and transfers into this Account and/or for the proceeds from the sale of Employer Stock.

1.29. ESOP Transfer Account/Diversified Investments. The term “ESOP Transfer Account/Diversified Investments” shall mean the Account of a Participant which is credited with amounts from his ESOP Transfer Account/Stock which are diversified into certain investments pursuant to Section 4.08 hereof, credited or debited with benefit payments or transfers from such accounts to the Participant’s Stock or other Diversified Investment Accounts. Separate subaccounts may be maintained for each diversified investment option and may be maintained for the interim investment of transfers into this Account and/or for the proceeds from the sale of diversified investments.

1.30. ESOP Transfer Account/Stock. The term “ESOP Transfer Account/Stock” shall mean the Account of a Participant which is credited with shares of Employer Stock which the Participant elected to transfer from the Leggett & Platt, Incorporated Employee Stock Ownership Plan pursuant to Section 10.02 of this Plan, credited or debited with benefit payments or transfers from such accounts to the Participant’s Diversified Investment Accounts. Separate subaccounts may be maintained for each diversified investment option and may be maintained for the interim investment of transfers into this Account and/or for the proceeds from the sale of Employer Stock.

1.31. ESOP Transfer Contributions. The “ESOP Transfer Contributions” shall mean the shares of Employer Stock and other amounts which were transferred at the Participant’s election from the Leggett & Platt, Incorporated Employee Stock Ownership Plan pursuant to Section 10.02 of this Plan.

1.32. Forfeitures. The term “Forfeitures” shall mean the nonvested portions of the Employer Matching Contributions Account/Stock or Diversified Investments of each Participant who terminated employment during an Accounting Year and either (a) received a distribution of his Account before the end of such Accounting Year or (b) did not receive a distribution during the Accounting Year and was not reemployed before the end of such Accounting Year. The Forfeiture shall occur as of the earlier of (i) the date the Participant’s vested Accounts are distributed, or (ii) the last day of the Accounting Year in which the Participant terminates employment and is not reemployed by the end of the Accounting Year. Forfeitures shall also include any amounts forfeited pursuant to Section 2.06 hereof. Forfeitures shall be applied as soon as reasonably practicable after the Forfeiture occurs to reduce Employer Matching Contributions under Section 3.01 or additional Employer Matching Contributions under Section 3.02.

1.33. Highly Compensated Employee. The term “Highly Compensated Employee” shall have the same meaning as under Section 414(q) of the Internal Revenue Code and the regulations thereunder; generally, “Highly Compensated Employee” shall mean any employee of the Employers, or any other entity which is a member of a controlled group of corporations with the Sponsoring Employer or which is under common control with the Sponsoring Employer or which is part of an affiliated service group with the Sponsoring Employer within the meaning of Sections 414(b), (c) and (m) of the Internal Revenue Code, who either:

(a) during the Accounting Year immediately preceding the applicable Accounting Year—

(i) was at any time a 5-percent owner of an Employer, or

(ii) received compensation from the Employers in excess of $95,000 or such higher amount as adjusted for such Accounting Year by the Secretary of the Treasury pursuant to Section 414(q) of the Internal Revenue Code.

(b) during the applicable Accounting Year is at any time a five-percent owner of an Employer, or

Compensation for this purpose shall mean compensation as defined in section 414(s) of the Internal Revenue Code and the regulations thereunder (generally, all the compensation from the Employer which is includable in the Employee’s gross income for federal income tax purposes).

1.34. Hour of Service. The term “Hour of Service” shall mean any hour for which an employee is directly or indirectly compensated or entitled to compensation by an Employer; including, for this purpose, any employer that is a member of a controlled group of corporations, commonly controlled group of trades or businesses or affiliated service group with the Sponsoring Employer within the meaning of Sections 414(b), (c) and (m) of the Internal Revenue Code:

(a) for the performance of duties for an Employer;

(b) for other reasons not requiring the performance of duties such as vacation, holiday, illness, incapacity (including disability), jury duty, or a paid leave of absence; and

(c) as a result of a back pay award (irrespective of mitigation of damages) which has been awarded or agreed to by an Employer.

The Hours of Service credited to an employee under item (a) and item (c) above for which duties were performed shall be based upon the actual number of Hours of Service for which he is directly or indirectly compensated as hereinabove provided. The number of Hours of Service to be credited to an employee under items (b) and (c) above for which no duties were performed shall be calculated on the basis of the number of hours regularly scheduled for the performance of duties during the period of time for which he received compensation or a back pay award. If an employee has no regular work schedule, the number of Hours of Service shall be calculated on the basis of an eight (8) hour day and/or forty (40) hour week. If an employee receives direct or indirect compensation under item (b) or item (c) of this Section for which no duties were performed which was not based upon “units of time” the Hours of Service to be credited shall be calculated pursuant to the pertinent governmental regulations.

Hours of Service for the performance of duties shall be credited as of the date the duties were performed; Hours of Service for other reasons not requiring the performance of duties, shall be credited to the period or periods for which the payment was made; Hours of Service resulting from a back pay award, to the extent not previously credited, shall be credited for the period or periods to which the award or agreement pertains.

Notwithstanding the foregoing:

(i) no more than five hundred one (501) Hours of Service shall be credited under item (b) and item (c) above for any single continuous period during which no duties were performed;

(ii) no Hours of Service shall be credited under item (b) above if the indirect compensation was paid pursuant to workers compensation, unemployment compensation, or disability insurance laws; and

(iii) no Hours of Service shall be credited for any payment to an employee which solely reimburses the employee for medical or medically related expenses.

1.35. Limited Participant. The term “Limited Participant” shall mean a Participant who becomes a “Limited Participant” as defined in Sections 2.03 and 2.05 hereof.

1.36. Net Profits. The term “Net Profits” shall mean the net income of the Sponsoring Employer for an Accounting Year calculated in accordance with generally accepted accounting principles before (i) federal or state income taxes or (ii) any additional contributions to this Plan pursuant to Section 3.02.

1.37. Normal Retirement Date. The term “Normal Retirement Date” shall mean a Participant’s sixty-fifth (65th) birthday.

1.38. One Year Break in Service. A “One Year Break in Service” shall occur for any Accounting Year if an Employee is not credited with more than five hundred (500) Hours of Service for such Accounting Year. A “One Year Break in Service” shall not be deemed to have occurred if it is solely caused by either (i) service in the armed forces of the United States while an Employee’s reemployment rights are guaranteed by law, (ii) a leave of absence (without pay) duly granted an Employee by his Employer, or (iii) a “maternity or paternity absence,” as defined in Sections 410(a)(5)(E) and 411(a)(6)(E) of the Internal Revenue Code, i.e., an absence because of—

(i) pregnancy of an Employee;

(ii) birth of a child of an Employee;

(iii) placement of a child for adoption with an Employee; or

(iv) caring for a child during the period immediately following such a birth or placement.

1.39. Participant. The term “Participant” shall mean an Eligible Employee who has met the requirements of Article II for participation hereunder.

1.40. Participant Voluntary Deductible Employee Contributions Account/Diversified Investments. The term “Participant Voluntary Deductible Employee Contributions Account/Diversified Investments” shall mean the Account of a Participant which is credited with amounts from his Participant Voluntary Deductible Employee Contributions Account/Diversified Investments which is diversified into certain investments pursuant to Section 4.08 hereof, credited or debited with benefit payments or transfers from such accounts to the Participant’s Stock or other Diversified Investment Accounts. Separate subaccounts may be maintained for each diversified investment option and may be maintained for transfers into this Account and/or for the interim investment of the proceeds from the sale of diversified investments.

1.41. Participant Voluntary Deductible Employee Contributions Account/Stock. The term “Participant Voluntary Deductible Employee Contributions Account/Stock” shall mean the Account of a Participant which is credited with shares of Employer Stock purchased by the Trust Fund prior to 1987 with the Participant’s deductible contributions made prior to 1987. While such account shall record the number of shares credited to the account (expressed in fractional shares to the nearest four (4) places), no allocation of any specific shares of Employer Stock held in the Trust Fund shall be made to such account. Separate subaccounts may be maintained for the interim investment of transfers into this Account and/or for the proceeds from the sale of Employer Stock.

1.42. Participation Date. The term “Participation Date” shall mean January 1 and July 1 in each calendar year or any Special “Participation Date” established by the Administrative Committee for newly Eligible Employees as a result of a corporate acquisition.

1.43. Plan. The term “Plan” shall mean the Leggett & Platt, Incorporated Stock Bonus Plan (formerly the Leggett & Platt, Incorporated Employee Stock Purchase/Stock Bonus Plan).

1.44. Rollover Account/Diversified Investments. The term “Rollover Account/ Diversified Investments” shall mean the Account of a Participant which is credited with amounts from his Rollover Account/Stock which is diversified into certain investments pursuant to Section 4.08 hereof, credited or debited with benefit payments or transfers from such accounts to the Participant’s Stock or other Diversified Investment Accounts. Separate subaccounts may be maintained for each diversified investment option and may be maintained for the interim investment of contributions or transfers into this Account and/or for the proceeds from the sale of diversified investments.

1.45. Rollover Account/Stock. The term “Rollover Account/ Stock” shall mean the Account of a Participant which is credited with shares of Employer Stock purchased by the Trust Fund from the Participant’s Rollover Contributions made pursuant to Section 10.01. While such account shall record the number of shares credited to the account (expressed in fractional shares to the nearest four (4) places), no allocation of any specific shares of Employer Stock held in the Trust Fund shall be made to such account. Separate subaccounts may be maintained for the interim investment of contributions and transfers into this Account and/or for the proceeds from the sale of Employer Stock.

1.46. Rollover Contributions. The term “Rollover Contributions” shall mean the Participant’s Rollover Contributions made pursuant to Section 10.01.

1.47. Special Valuation Date. The term “Special Accounting Date” shall have the meaning set forth in Section 4.06 hereof.

1.48. Sponsoring Employer. The term “Sponsoring Employer” shall mean Leggett & Platt, Incorporated.

1.49. Total and Permanent Disability. The term “Total and Permanent Disability” or “Totally and Permanently Disabled” shall mean a physical or mental condition arising after the original date of employment of the Participant which totally and permanently prevents the Participant from engaging in any occupation or employment for remuneration or profits except for the purpose of rehabilitation not incompatible with a finding of total and permanent disability. The determination as to whether a Participant is totally and permanently disabled shall be made (i) on medical evidence by a licensed physician designated by the Administrative Committee, or (ii) on evidence that the Participant is eligible for disability benefits under any long-term disability plan sponsored by the Employer, or (iii) on evidence that the Participant is eligible for disability benefits under the Social Security Act in effect at the date of disability.

1.50. Trust Agreement. The term “Trust Agreement” shall mean the agreement entered into between the Employer and the Trustee contemporaneously with the execution of this Plan as it may subsequently be amended.

1.51. Trustee. The term “Trustee” shall mean the Trustee under the Trust Agreement.

1.52. Trust Fund. The term “Trust Fund” shall mean all cash, Employer Stock, other securities and property held by the Trustee pursuant to the terms of the Trust Agreement, together with income therefrom.

1.53. Valuation Date. The term “Valuation Date” shall mean, effective September 1, 2006, each business day the U.S. securities markets are open.

1.54. Vesting Service. The term “Vesting Service” shall mean the number of Accounting Years during which the Employee is credited with at least one thousand (1,000) Hours of Service, including any Hours of Service with an Employer while the Employer was a member of a controlled group of corporations, commonly controlled group of trades or businesses or affiliated service group with the Sponsoring Employer within the meaning of Sections 414(b), (c) and (m) of the Internal Revenue Code excluding (i) any Hours of Service with an Employer prior to the date the Employer became a part of a controlled group with the Sponsoring Employer and (ii) excluding any Accounting Year ending before January 1, 2002, during which the Employee was eligible to make Employee nondeductible contributions under Section 2.02(a) of the Plan but declined to make any Employee nondeductible contributions hereunder, unless a non-Highly Compensated Employee is a Participant during such Accounting Year in the Executive Stock Purchase program maintained by the Sponsoring Employer. In addition, if a terminated Employee is reemployed, his Vesting Service shall not include any years of employment prior to his earlier termination of employment if (i) he did not have any vested and nonforfeitable interest in his Employer Contribution Accounts upon his earlier termination of employment and (ii) he incurred at least five (5) consecutive One Year Breaks in Service before he was reemployed.

If a Member is on military leave during a period of time when his reemployment rights with an Employer are guaranteed by federal law, he shall be credited with the Hours of Service during his military leave for vesting, computed on the basis of forty (40) hours a week or eight (8) hours a day for each regular business day from the commencement of his military leave to his reemployment date, provided (i) he is reemployed by an Employer within the time required by federal law after the expiration of his military service, and (ii) he makes the Participant contributions permitted under Section 2.02 within the time prescribed by Section 5.16 after his reemployment, without any interest thereon, based on his deemed Compensation, as defined in Section 1.10 hereof, during his military leave. Any such Employee contributions may be made in a single payment or in installments over a period no longer than the lesser of three (3) times his period of qualified military service, as defined in Section 414(u)(5) of the Internal Revenue Code, or within five (5) years of the date of his reemployment.

ARTICLE II

PARTICIPATION IN THE STOCK BONUS PLAN

AND CONTRIBUTIONS BY THE PARTICIPANTS

2.01. Eligibility. Each Eligible Employee who was a Participant in the Plan on December 31, 2005, shall be entitled to continue to participate in the Plan on and after January 1, 2006, provided he remains an Eligible Employee and he is not a Highly Compensated Employee. No Employee shall be entitled to continue to participate in this Plan for any part of any Accounting Year after 1988 during which he is a Highly Compensated Employee, except as a Limited Participant as provided in Section 2.05 hereof.

As of any Participation Date on or after January 1, 1989, and prior to January 1, 2002, any Eligible Employee who is not a Highly Compensated Employee may become a Participant provided his original date of employment is at least one (1) year prior to such Participation Date and agreed to make (and did make) the Participant after-tax contributions then required.

As of any Participation Date on or after January 1, 2002, and prior to January 1, 2004, any Eligible Employee who is not a Highly Compensated Employee may become a Participant provided his original date of employment is at least one (1) year prior to such Participation Date and agreed to make (and did make) the Participant pre-tax contributions then required in Section 2.02(a).

As of any Participation Date on or after January 1, 2004, any Eligible Employee who is not a Highly Compensated Employee may become a Participant, provided:

(i) his original date of employment is at least one year prior to such Participation Date; and

(ii) he agrees to make (and does make) the Participant pre-tax contributions required in Section 2.02(a); and

(iii) the Eligible Employee is employed by an Employer that is a participating employer and at a branch of an Employer that is a participating group in this Plan, as evidenced by Schedule I to the Plan document (the January 1, 2006 version of which is attached hereto).

The Schedule I to this Plan document, List of Participating Employers and Participating Groups (the January 1, 2006 version of which is attached), shall be maintained by the Sponsoring Employer and updated from time to time by an amendment to this Plan document.

If the employees of a subsidiary or an affiliated company of the Sponsoring Employer become employees of an Employer under the Plan, then in determining eligibility to become a Participant in the Plan, vesting, and early retirement, the Sponsoring Employer shall recognize his Hours of Service for such subsidiary or affiliated company or branch location while the subsidiary or affiliated company or branch location was part of a company that was a member of a controlled group of corporations, commonly controlled group of trades or businesses or affiliated service group with the Sponsoring Employer within the meaning of Sections 414(b), (c)

and (m) of the Internal Revenue Code. In addition, the Sponsoring Employer may credit all such employees with Hours of Service or years of Vesting Service with such subsidiary or affiliated company (the “employing entity”) even though all or part of such employment may have occurred prior to the date the employing entity became a subsidiary or an affiliated company. An Employee who becomes eligible to participate in the Plan under this paragraph shall enter the Plan on the date of his or her transfer to an Employer under the Plan.

If the Sponsoring Employer, either directly or through a subsidiary, acquires a business (“acquired business”) through purchase of all or a substantial part of the assets of the acquired business and if in connection with such acquisition employees of the acquired business are hired by the Sponsoring Employer and/or any of its subsidiaries, then in determining eligibility to become a Participant in the Plan, vesting and early retirement the Sponsoring Employer may, by resolution of its Board of Directors or its delegee, credit all such employees with Hours of Service and years of Vesting Service with such acquired business.

A terminated Participant, who previously made employee contributions to this Plan and who is reemployed after December 31, 2001, shall become a Participant on his reemployment date, provided he is not a Highly Compensated Employee and agrees to resume making (and does resume making) the Employee pre-tax contributions required in Section 2.02(a).

A terminated Employee (who had not become a Participant prior to his termination) who is reemployed by the Employer shall become a Plan Participant on the Participation Date coincident with or immediately following the date he satisfies the requirements set forth in this Section 2.01, counting, for this purpose, his years of Vesting Service prior to his reemployment unless he incurs consecutive One Year Breaks in Service that equal or exceed (i) five (5) years or (ii) his years of Vesting Service as of his earlier termination of employment, in which event he shall be treated the same as a new Employee for the purpose of his eligibility to become a Participant in this Plan.

2.02. Employee Contributions. Each Eligible Employee may make contributions to the Trust Fund in accordance with the following:

2.02(a). Employee Pre-Tax Contributions. For each Accounting Year beginning on or after January 1, 2006, each Eligible Employee whose annual Compensation for the applicable Accounting Year is expected to exceed the Compensation Base (as defined in Section 1.11) for such Accounting Year shall be provided with an enrollment form by the Administrative Committee on which he may authorize that pre-tax Employee contributions be withheld, by payroll deduction, equal to:

two percent (2%); or,

three percent (3%); or,

four percent (4%); or,

five percent (5%); or,

six percent (6%).

of his Compensation for the Accounting Year which is in excess of:

$25,695 annually, or

$988 biweekly, or

$494 weekly, or

$12.35 hourly.

After 2006, the above threshold amounts shall be increased by the same percentage (and pursuant to the same formula) by which the Compensation Base for Employees who become Participants on and after January 1, 2006 is increased in accordance with the provisions of Section 1.11 hereof.

Notwithstanding the foregoing, if an Eligible Employee first became a Participant in this Plan prior to January 1, 1987 and had not elected to have the Compensation Base described above apply, then the Participant shall be entitled to make Employee Pre-Tax Contributions hereunder for any Accounting Year equal to the greater of: (i) the amount determined in accordance with the Compensation Base definition in effect for such Accounting Year, or (ii) the amount the Participant could contribute to this Plan in 1988 as an after-tax employee contribution in accordance with the Participant’s Compensation in 1988 and the Compensation Base definition in effect in 1988 (which is described in Section 1.11 hereof).

Each Eligible Employee whose annual Compensation for the applicable Accounting Year is not expected to exceed the Compensation Base (as defined in Section 1.11) for such Accounting Year (and who is a salaried Employee), shall be provided an enrollment form by the Administrative Committee on which he may authorize that pre-tax Employee contributions be withheld, by payroll deduction, equal to not less than five dollars ($5.00) per biweekly payroll period nor more than twenty dollars ($20.00) per biweekly payroll period; provided that the amount shall be in whole dollars.

Prior to January 1, 2002, this Plan provided that Participant contributions would be made on a nondeductible or after-tax basis. Effective from and after January 1, 2002, Participant nondeductible or after-tax contributions to this Plan are neither required nor permitted.

A Participant may only elect start, change or stop pre-tax contributions under this Plan by a written notice to the Administrative Committee or its delegee on a form prescribed by the Administrative Committee or its delegee. Any such election shall not be effective until receipt and acknowledgment by the Administrative Committee or its duly authorized agent. The election shall be implemented as soon as administratively practicable after receipt of the election by the Corporate Human Resources Department of the Sponsoring Employer.

Notwithstanding the foregoing, the Administrative Committee or its delegee may prescribe electronic enrollment, election and acknowledgement procedures, where feasible, in lieu of written enrollment, election and acknowledgment procedures.

2.02(b). Voluntary Deductible Employee Contributions. From and after January 1, 1982, and prior to January 1, 1987, Participants were permitted to make voluntary deductible contributions in cash to the Trust Fund in accordance with the law in effect at such time. Subject to the provisions of Section 5.07, a Participant may elect at any time to withdraw from his Participant Voluntary Deductible Employee Contributions Account/Stock and/or that portion, if any, of his Participant Voluntary Deductible Employee Contributions Account/Diversified Investments attributable to contributions made pursuant to this Section 2.02(b), all or a part of (i) the balance then credited to such Stock Account, and/or (ii) the amount then constituting such portion of such Diversified Investments Account. If a Participant who has not Attained Age fifty-nine and one-half (59- 1/2) requests a withdrawal from his Participant Voluntary Deductible Employee Contributions Account/Stock (or from the portion of his Participant Voluntary Deductible Employee Contributions Account/Diversified Investments which is attributable to contributions, if any, made pursuant to Section 2.02(b)), such requests shall not be granted unless the Participant acknowledges in writing that he understands that the amount withdrawn

(i) will be subject to a ten percent (10%) federal excise tax penalty;

(ii) will also be taxed as ordinary income for federal income tax purposes;

(iii) will be reported to the Internal Revenue Service for such purposes.

2.03. Suspension of Employee Pre-Tax Contributions. A Participant may, at any time, suspend his Employee pre-tax contributions made pursuant to Section 2.02(a), during which period of time such Participant shall be considered to be participating in the Plan as a “Limited Participant.” A suspension of such contributions may only be accomplished by giving written, or, if made available by the Administrative Committee, or its delegee, electronic, notice to the Employer at least fifteen (15) days before the end of the payroll period during which the suspension is to take effect (on forms or in an electronic manner prescribed by the Administrative Committee or its delegee).

2.04. Resumption of Employee Pre-Tax Contributions. A Participant who has suspended Employee pre-tax contributions may resume them by giving fifteen (15) days’ written, or, if made available by the Administrative Committee or its delegee, electronic, notice to the Employer (on forms or in an electronic manner prescribed by the Administrative Committee or its delegee).

2.05. Limited Participant. If a Participant:

(a) ceases to be an Eligible Employee while remaining in the employ of the Employer; or

(b) becomes a Highly Compensated Employee; or

(c) suspends his Employee pre-tax contributions, as hereinabove provided;

he shall become a “Limited Participant”.

As a Limited Participant he shall continue to participate in the Plan for all purposes (such as vesting and investment earnings), but shall not be entitled to make any Employee pre-tax contributions under the Plan and shall not share in any further Employer Matching Contributions under the Plan for any later Accounting Year or any period of employment during which he is a Limited Participant. Notwithstanding the foregoing, a Limited Participant may be entitled to share in any Additional Matching Employer contribution for the Accounting Year in which he first becomes a Limited Participant.

If a salaried Employee who is a Participant in this Plan becomes an hourly-paid Employee and did not have annual Compensation in the immediately preceding Accounting Year equal to or greater than the then applicable Compensation Base, he shall cease to be an Eligible Employee as of the date of his change of his employment status and the provisions of this Section 2.05 shall apply.

2.06. Correction of the Mistaken Contributions of Highly Compensated Employees or Other Ineligible Employees. Should the Administrative Committee discover that a Highly Compensated Employee or an ineligible Employee for any reason is making Employee pre-tax contributions to this Plan, or prior to January 1, 2002, made Employee after-tax contributions to this Plan while he was not an Eligible Employee, the Administrative Committee shall take the following corrective actions immediately.

(a) The value of the Accounts of the Highly Compensated Employee or other non-Eligible Employee, which are attributable to Accounting Years during which he was either a Highly Compensated Employee or was otherwise not an Eligible Employee, except for a Rollover Account or an ESOP Transfer Account, shall be forfeited immediately.

(b) The Employer of a Highly Compensated Employee or an otherwise non-Eligible Employee shall be made whole with respect to the ineligible Employee contributions only by a special make whole cash compensation payment from the general assets of his Employer. This payment shall be made as soon as reasonably practicable after the Forfeiture occurs, in an amount equal to the value of only his Employee Contribution Accounts that are forfeited pursuant to Section 2.06(a).

(c) Such Employer special make whole employer compensation shall be reported to the U.S. Treasury Department on a Form W-2 for an active Employee or on a Form 1099-Misc for a former employee.

(d) If the Employer special make whole compensation includes an amount intended to return Employee after-tax contributions (net of earnings), such amount shall not be reported to the U.S. Treasury Department as wages, but rather as a return of mistaken after-tax contributions previously reported as wages.

(e) Furthermore, such Employer special make whole compensation shall be subject to federal and state income tax withholding, but shall not be subject to withholding for federal employment taxes.

2.07. Average Deferral Percentage/Average Contribution Percentage Nondiscrimination Tests Do Not Apply to this Plan. The average deferral percentage nondiscrimination test under Section 401(k) of the Internal Revenue Code and the average contribution percentage nondiscrimination test under Section 401(m) of the Internal Revenue Code do not apply to this Plan because this Plan does not benefit Highly Compensated Employees.

2.08. Limitation on Pre-Tax Contributions to this and Other Internal Revenue Code Section 401(k) Plans Apply to this Plan. The Employee pre-tax contributions under this Plan and any other cash or deferred arrangement maintained by the Employer shall not exceed the limitations on pre-tax Employee contributions by Section 402(g) of the Internal Revenue Code, which for calendar years 2006 is $15,000, as indexed thereafter. If a Participant exceeds this limitation in any calendar year because of his participation in an “other cash or deferred arrangement” maintained by the Employer, the Employer shall distribute such excess Employee pre-tax contribution from the “other cash or deferred arrangement” within 60 days after the end of the applicable calendar year. (Under the design of this Plan it is mathematically impossible for a Participant to contribute Employee pre-tax contributions to this Plan in an amount greater than the Internal Revenue Code Section 402(g) limit). If a Participant exceeds this limitation in any calendar year because of his participation in an “other cash or deferred arrangement” or another plan that permits elective deferral contributions to be made that is subject to the Internal Revenue Code section 402(g) limit which, in either event, is maintained by an unrelated employer, the Participant shall advise the Employer by March 1 after the calendar year in which such limit is exceeded of (a) the amount of the excess contribution and (b) the plan from which he will withdraw the excess contributions, plus the investment earnings (or less the investment losses) thereon by the immediately following April 15. If the excess contribution is corrected by a distribution from this Plan the Employer Matching Contributions thereon will be forfeited and applied to reduce future Employer Matching Contributions.

2.09. Plan Controlling. Upon becoming a Participant, a Participant shall be bound then and thereafter by the terms of this Plan and the Trust Agreement, including all amendments to the Plan and the Trust Agreement made in the manner herein authorized.

ARTICLE III

CONTRIBUTIONS BY THE EMPLOYER

3.01. Employer Matching Contributions. As soon as practicable after each payroll period for which Employee pre-tax contributions made pursuant to Section 2.02(a) are withheld from Participants, the Employer will remit such contributions to the Trustee, plus an amount equal to one-half ( 1/2) of such Employee pre-tax contributions. The Employer Matching Contributions may either be made (i) in cash or (ii) in shares of Employer Stock, valued at the closing price of the shares on the New York Stock Exchange on the business day of the contribution to the Trust Fund, if the shares are contributed directly to the Trust Fund. The Employer may also in one or more transactions purchase shares of Employer Stock in the open market as treasury stock with instructions to the broker-dealer or other person authorized to execute the transaction to deliver on behalf of the Employer the shares purchased by the Employer upon settlement to the Trustee (or for credit to the Trustee’s account with a depository), in which event the shares purchased shall be valued at the cost of treasury stock purchased, plus commission, if any, and any other out-of-pocket expenses related to the transaction. Alternatively, the Employer may in one or more transactions purchase shares of Employer stock directly from a Participant, employee or other person, other than a Participant, employee or other person to whom the restrictions in Section 16(a) or Section 16(b) of the Securities and Exchange Act of 1934 are applicable, with instructions to the transfer agent of the Employer to deliver the certificates for such shares of treasury stock directly to the Trustee (or for credit to the Trustee’s account with a depository); the purchase price for any such shares of treasury stock shall be based on the closing price of the Employer Stock on the New York Stock Exchange on the business day of the transaction, (and shall not include any out-of-pocket expenses related to such a transaction) which shall be the value of the shares delivered to the Trustee for Plan accounting purposes. Any Forfeitures that are available shall be applied to reduce any Employer Matching Contributions under this Section 3.01 or additional Employer Matching Contributions under Section 3.02.

3.02. Additional Employer Matching Contributions. For each Accounting Year in which the Employer has Net Profits or accumulated Net Profits, the Employer may make an additional contribution from such Net Profits (or accumulated Net Profits) to be allocated to: (i) each active Participant who is employed by the Employer on the last day of the Accounting Year for which such contribution is made, and (ii) each Participant who retired, died or became Totally and Permanently Disabled during such Accounting Year. The amount of any contributions made pursuant to this Section 3.02 shall be determined by the Board of Directors of the Sponsoring Employer and shall not exceed the lesser of (i) one-half ( 1/2) of the Employee pre-tax contributions made pursuant to Section 2.02(a) during such Accounting Year by the Participants entitled to share in the allocation, and (ii) the maximum amount deductible under Section 404(a)(3)(A) of the Internal Revenue Code, or any statute or rule of similar import. The amount of such additional contribution may be made (i) in cash, or (ii) in shares of Employer Stock, valued as of the closing price of the shares on the New York Stock Exchange on the business day of the contribution to the Trust Fund, if the shares are contributed directly to the Trust Fund. The Employer may in one or more transactions purchase shares of Employer Stock in the open market as treasury stock with instructions to the broker-dealer or other person authorized to execute the transaction to deliver on behalf of the Employer the shares purchased by the Employer upon settlement to the Trustee (or for credit to the Trustee’s account with a depository), in which event the shares purchased shall be valued at the cost of treasury stock purchased, plus commissions, if any, and any other out-of-pocket expenses related to the transaction. Alternatively, the Employer may in one or more transactions purchase shares of Employer stock directly from a Participant, employee or other person, other than a Participant employee or other person to whom the restrictions in Section 16(a) or Section 16(b) of the Securities and Exchange Act of 1934 are applicable, with instructions to the transfer agent of the Employer to deliver the certificate(s) for such shares of treasury a stock directly to the Trustee (or for credit to the Trustee’s account with a depository); the purchase price for any such shares of treasury stock shall be based on the closing price of the Employer stock on the New York Stock Exchange on the business day of the transaction, (and shall not include any out-of-pocket expenses related to such a transaction) which shall be the value of the shares delivered to the Trustee for Plan accounting purposes. The additional contribution shall be allocated as of the last day of each Accounting Year for which it is made in the proportion that the Employee pre-tax contributions made pursuant to Section 2.02(a) of each Participant eligible to share in the allocation for such Accounting Year bears to the total contributions of all such Participants.

3.03. Limit on “Annual Additions”. Notwithstanding any provisions contained herein to the contrary, effective as of January 1, 2006, the total “annual addition” to any Participant’s Accounts and to any other “defined contribution plan” maintained by the Employers combined shall not exceed the lesser of (a) Forty Four Thousand Dollars ($44,000) as adjusted pursuant to Section 415(d) of the Internal Revenue Code of 1986, as amended, or (b) one hundred percent (100%) of the Participant’s total annual compensation. For purposes of this Section, the term “annual additions” shall mean the total addition to the Participant’s Accounts in the Accounting Year attributable to:

(i) Employer Matching Contributions under this Article III;

(ii) Any Employer Matching Contributions and forfeitures for such Accounting Year to any other “defined contribution plan” maintained by the Employers;

(iii) All of a Participant’s pre-tax contributions made pursuant to Section 2.02(a) and to any other defined contribution plan maintained by the Employers;

(iv) All of a Participant’s elective deferrals, as defined in Section 402(g)(3) of the Internal Revenue Code to any other plan maintained by the Employer pursuant to Section 401(k) of the Internal Revenue Code;

(v) All amounts allocated, after March 31, 1984, to an individual medical account, as defined in section 415(1)(2) of the Internal Revenue Code, which is part of a pension or annuity plan maintained by the Employers are treated as annual additions to a defined contribution plan. Also amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits, allocated to the separate account of a key employee, as defined in section 419A(d)(3) of the Internal Revenue Code, under a welfare benefit fund, as defined in Section 419(e) of the Internal Revenue Code, maintained by the Employer are treated as annual additions to a defined contribution plan; and

(vi) All allocations under a simplified employee pension.

“Annual Compensation” for the purpose of this Section 3.03 is defined as wages within the meaning of Section 3401(a) of the Internal Revenue Code for the purposes of income tax withholding at the source but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Section 3401(a)(2))of the Internal Revenue Code.

For limitation years beginning after December 31, 1997, for purposes of applying the limitations of this Section 3.03 annual compensation paid or made available during such limitation year shall include any pre-tax Employee contribution or elective deferral (as defined in Section 402(g) of the Internal Revenue Code) and any amount which is contributed or deferred by an Employer at the election of the Participant and which is not includable in the gross income of the Participant by reason of Sections 125 or 457 of the Internal Revenue Code.

The compensation limit referred to in Section 3.03(a) shall not apply to any contribution for medical benefits after separation from service (within the meaning of Section 401(h) or Section 419A(f)(2) of the Internal Revenue Code) which is otherwise treated as an annual addition.

3.04. Corrective Adjustments in Annual Additions. In the event that as of the last day of any Accounting Year corrective adjustments in the “annual addition” to any Participant’s accounts are required pursuant to Section 3.03, such adjustments shall be made in the following order of precedence:

(a) By a reduction of his Employee Pre-Tax Contributions Accounts in an amount equal to all or such portion of the Participant’s pre-tax Employee contributions made hereunder during the Accounting Year in question, for which a corrective adjustment is required.

(b) If a further corrective adjustment is necessary, his Employer Matching Contributions Accounts (but not his Employer QNEC Accounts, if any) shall be reduced by Employer Matching Contributions made on behalf of the Participant during the Accounting Year.

The amount of any “corrective adjustments” to Employee Pre-Tax Contributions Accounts pursuant to Section 3.04(a) shall be returned to the Participant as soon as practical after such adjustments are made. The amount of any “corrective adjustments” to a Participant’s Employer Matching Contributions Accounts pursuant to Section 3.04(b) shall be allocated to the appropriate Employer Matching Contributions Accounts of all other Participants eligible to share in the Employer’s contribution pursuant to, and in the same manner as the additional Employer contribution was (or would have been) allocated under Section 3.02. If such reallocation is prohibited because the annual addition to the accounts of all Participants exceeds the limitations specified in Section 3.03, the Sponsoring Employer shall be entitled to apply them to future Employer Matching Contributions for a subsequent Accounting Year.

3.05. Suspension of Participant Contributions Due to the In-service Withdrawals from a Related Employer 401(k) Plan. Notwithstanding any provisions of this Plan to the contrary, if a Participant withdraws elective deferrals from an I.R.C. § 401(k) Plan maintained by the Sponsoring Employer or an Employer that is a member of a controlled group of corporations or controlled group of trades or businesses with the Sponsoring Employer (as defined in I.R.C. § 414(b) and (c) of the Internal Revenue Code), which is conditioned (in part) on a six (6) month suspension of employee contributions to all qualified defined contribution plans maintained by his employer (and related employers), then such Participant shall not be entitled to make Participant contributions to this Plan for such six (6) month period. Such a Participant may elect to resume making Participant contributions immediately following such six (6) month period of suspension.

ARTICLE IV

ACCOUNTS OF PARTICIPANTS

4.01. Determination of Fair Market Value. As of each Valuation Date, the Trustee shall determine the fair market value of the Trust Fund and the fair market value of the Accounts of each Participant.

4.01(a). Determination of Investment Earnings. The investment earnings (or losses, if such computation is negative) of the “Stock” and “Diversified Investments” portions of the Trust Fund shall be calculated by the Trustee. Such investment earnings (or losses) shall be equal to (i) the fair market value of such portions of the Trust Fund as of the current Valuation Date (including income accrued, but uncollected, and excluding expenses incurred, but unpaid), less (ii) the fair market value of such portions of the Trust Fund as of the immediately preceding Valuation Date; plus (iii) benefit payments to Participants or former Participants from such portions of the Trust Fund and any other disbursements from such portions of the Trust Fund on behalf of a particular Participant since the immediately preceding Valuation Date; less (iv) any Employer and Employee Pre-Tax contributions made to said portions of the Trust Fund since the immediately preceding Valuation Date; less (v) any transfers to such portions of the Trust Fund since the immediately preceding Valuation Date for any reason; plus (vi) any transfers from such portions of the Trust Fund since the last preceding Valuation Date for the purchase of Employer Stock.

4.01(b). Valuation of Diversified Investment Accounts. The Diversified Investment Accounts of each Participant as of a Valuation Date shall be equal to the value of such Accounts as of the Valuation Date plus or minus the applicable adjustments set forth in Section 4.02.

4.02. Adjustment of Diversified Investment Accounts. As of each Valuation Date, the Diversified Investments Accounts of each Participant shall be adjusted in the following order and manner:

(a) Reduction of Diversified Investment Accounts. The Diversified Investment Accounts of each Participant as of the Valuation Date shall be reduced by the amount of any benefit payments from such Accounts since the immediately preceding Valuation Date.

(b) Allocation of Investment Earnings. The investment earnings (or losses) determined under Section 4.01(a) shall be allocated to the Diversified Investments Accounts of each active Participant and each Limited Participant in the ratio that the value of such Accounts as of the Valuation Date (plus any adjustment for contributions or diversification transfers received since the immediately preceding Valuation Date and less any adjustments pursuant to Section 4.02(a)), bears to the total value of all such Accounts as of the Valuation Date.

Except as otherwise provided in Article V hereof no allocation of investment earnings (or losses) shall be made to the Diversified Investment Accounts of Participants whose benefits are in the process of being distributed, based on the Valuation Date balance under Article V, when the benefit payment distribution was processed, but which have not been distributed by such Valuation Date.

(c) Contributions; Cash Dividends; Transfers; Purchase of Employer Stock. The Diversified Investment Accounts shall be increased by (i) the amount of the diversification transfers received since the immediately preceding Valuation Date, (ii) any other investment income (including any investment income from the interim investment of Employer Stock diversification sales). Cash Dividends shall be allocated in accordance with Section 4.10 hereof.

(d) Vesting of Diversified Investments Accounts. A Participant’s Diversified Investments which are attributable to Cash Dividend Reinvestments, Employee Pre-Tax Contributions, Employer QNEC Contributions, ESOP Transfers, Employee After-Tax Contributions, Participant Voluntary Deductible Employee Contributions and Rollovers shall be 100% immediately and fully vested. The Diversified Investments Accounts which are attributable to Employer Matching Contributions, other than Employer QNEC contributions, made on behalf of a Participant who terminates employment after December 31, 2001, shall become 100% fully vested and nonforfeitable as of the last day of the Accounting Year in which the Participant is credited with three (3) years of Vesting Service.

4.03. Adjustment of Stock Accounts. As of each Valuation Date, the Stock Accounts of each Participant shall be adjusted in the following order and manner:

(a) Reduction of Stock Accounts. The Stock Accounts of each Participant as of the Valuation Date shall be reduced by the amount of any benefit payments from such Account on the Participant’s behalf since the immediately preceding Valuation Date and by the sale of any whole shares for transfer and reinvestment in diversified investments pursuant to Section 4.08 hereof. With respect to benefit payments such reduction shall be expressed in whole and fractional shares even though cash in an amount equivalent to part or all of such shares may have been distributed for such payments. With respect to sales of Employer Stock for reinvestment in diversification investments, such reduction shall be made in whole shares only.

(b) Purchase of Employer Stock; Increase in Stock Account. The “nonvested and forfeitable” subdivisions of the Employer Matching Contributions Account/Stock of each Participant expressed in whole and fractional shares to the nearest four (4) places, shall be increased by the number of shares purchased for such Accounts based upon the average price per share of the aggregate purchases of Employer Stock on Valuation Date, divided by the number of shares purchased. The shares shall be credited to the subdivision of the “Employer Matching Contributions Account/Stock.” For the purposes of this Section 4.03(b), shares contributed by the Sponsoring Employer shall be deemed to have been purchased at the fair market value of such shares based on the closing price of Employer Stock on the New York Stock Exchange on the business day on which the shares were contributed to the Trust Fund.

(c) Valuation of Stock Accounts. The Employer Stock Accounts shall be maintained in whole shares and fractional shares expressed to the nearest four (4) places and shall reflect the cost of the shares purchased or the appropriate fair market value of the shares of Employer Stock contributed to the Trust Fund by the Employer.

(d) Vesting of Stock Accounts. A Participant’s Stock Accounts which are attributable to Cash Dividend Reinvestments, Employee Pre-Tax Contributions, Employer QNEC Contributions, ESOP Transfers, Employee After-Tax Contributions, Participant Voluntary Deductible Employee Contributions shall be 100% immediately and fully vested. The Stock Accounts which are attributable to Employer Matching Contributions, other than Employer QNEC Contributions, made on behalf of a Participant who terminates employment after December 31, 2001, shall become 100% fully vested and nonforfeitable as of the last day of the Accounting Year in which the Participant is credited with three (3) years of Vesting Service.

4.04. Participant Account Statements. As soon as reasonably practicable after the end of each calendar quarter, the Administrative Committee or its delegee shall advise each Participant of the value of his Accounts as of the last business day of such calendar quarter.

4.05. Best Judgment Rule. In determining the value of the Trust Fund and the Accounts, the Trustee and the Administrative Committee or its delegee shall exercise their best judgment, and all determinations of value (in the absence of bad faith) shall be binding upon all Participants and their Beneficiaries. All allocations shall be deemed to have been made as of a Valuation Date.

4.06. Special Valuation Date. Effective from January 1, 2004 to August 31, 2006, this Plan shall determine the amount of cash benefit payment distributions and the fair market value of Employer Stock benefit payment distributions as of a Special Valuation Date, which shall be the date that is three business days immediately preceding the benefit payment distribution date. Therefore, the balance of a Participant’s Accounts shall be adjusted pursuant to Article IV hereof as of any Special Valuation Date, from the latest monthly (prior to January 1, 2004, calendar quarter) Valuation Date, as if the Special Valuation Date were a regular monthly (prior to January 1, 2004, calendar quarter) Valuation Date. Effective September 1, 2006, this Plan shall determine the amount of cash benefit payment distributions as of each Valuation Date, as defined in Section 1.59 hereof, and as of any Valuation Date on which a benefit payment distribution is processed. Therefore, effective from and after September 1, 2006, this Plan shall not use the defined term “Special Valuation Date”.

4.07. Change in Capitalization. In the event of a stock dividend, stock split, merger, consolidation or other recapitalization of the Sponsoring Employer affecting the number of outstanding shares of the Sponsoring Employer’s common stock, the number of shares credited to Participant Stock Accounts will be appropriately adjusted.

4.08. Diversified Investments for Certain Participants. If a Participant who is an active Employee has completed at least five (5) years of participation in the Plan and is age thirty-five (35) or older, he may elect to diversify the investment in his Accounts and future Employee Pre-Tax Contributions, as hereinafter provided.

(a) Definitions.

For the purpose of this Section 4.08 only, the following defined terms shall apply:

(i) “Accounts” shall mean all of the Participant’s Stock Accounts.

(ii) “Company Accounts” means all of the Stock Accounts of a Participant that are attributable to Employer Matching Contributions;

(iii) “Participant Accounts” means all of the Stock Accounts of a Participant that are not Company Accounts.

(b) Existing Accounts/Diversification Out of Employer Stock. An eligible Participant may diversify part or all of the whole shares of Employer Stock credited to his Accounts as hereinafter provided:

If an eligible Participant’s Attained Age is:	Then he may diversify the following percentage of his Participant Accounts	And he may also diversify the following percentage of his Company Accounts
35-39	Up to 25%	None

40-44	Up to 50%	None

45-49	Up to 75%	None

50-59	Up to 100%	Up to 50%

60 or older	Up to 100%	Up to 100%

The percentage of Employer Stock shares that a Participant may direct the Administrative Committee or its delegee to cause the Trustee to sell and reinvest in diversified investments shall be based on the share balance in the specific Participant Accounts and/or Company Accounts specified in his diversification election. All of the Employer Contribution Accounts of a Participant shall be treated as one Company Account for this purpose. Such diversification of investments shall be completed as soon as reasonably practicable after the Administrative Committee or its delegee directs the Trustee to do so. The number of shares of Employer Stock that shall be diversified shall be based on the share balance in the applicable Accounts of the Participant as of the Valuation Date on which the Participant’s diversification election is processed for diversification purposes.

If the Participant has previously elected to diversify, the number of whole shares of Employer Stock he may elect to diversify at any time within any age brackets shall be adjusted by the Administrative Committee or its delegee and the Trustee in an equitable manner to reflect such prior diversification. If a Participant who previously elected to diversify, later elects to redeem part or all of his diversified investments and reinvest the proceeds in Employer stock, the number of whole shares of Employer Stock he may elect to diversify at any time shall be adjusted by the Administrative Committee or its delegee and the Trustee in an equitable manner to reflect such prior diversification and reinvestment in Employer Stock.

A request to diversify or reinvest shall be made in writing on forms furnished by the Administrative Committee or its delegee or by an electronic election made available by the Administrative Committee or its delegee, and may be made at any time. Upon receipt of such a request the Administrative Committee or its delegee shall direct the Trustee in writing or electronically to sell such shares as soon as reasonably practicable either in the open market or by reducing the number of shares of Employer Stock the Trustee may be required to purchase as a result of contributions or the reinvestment of dividends in shares of Employer Stock in the Trust Fund. The amount credited to a Participant’s Accounts as a result of such a sale of Employer Stock shall be based on the average of the actual sale proceeds or, if no actual shares are sold on the open market, based on the closing price of the Employer Stock on the New York Stock Exchange on the business day such shares are deemed to be sold by the Trustee. The amounts realized from any such sales of shares of Employer Stock shall be credited to the applicable Accounts of the Participant until such amounts are reinvested in the diversified investments made available by the Investment Committee and elected, in writing, by the Participant on a form which will be provided by the Administrative Committee or its delegee, or, if made available by the Administrative Committee or its delegee, electronically. When a Participant’s properly completed and signed election to sell shares of Employer Stock is received by the Trustee the Trustee shall reinvest the proceeds of any such actual or deemed sales of Employer Stock as soon as reasonably practicable in the diversified investments elected by the Participant.

The diversification investment options a Participant may elect shall be determined by the Investment Committee from time to time. As of September 1, 2006, the following diversification investment options are provided by the Trustee for this Plan:

Type	Fund
Stable	Wachovia Diversified Stable Value Fund

Bond	Diversified Bond Fund

Balanced	Van Kampen Equity and Income Fund (ACEIX)

Large Cap	American Century large Company Value Fund (ALVIX)

American Funds Growth Fund of America (RGAEX)

Large Cap (Continued)	Enhanced Stock Market Fund Davis New York Venture Fund (NYVTX) Dodge & Cox Stock Fund (DODGX)

Mid Cap	Dreyfus Midcap index Fund (PESPX)

Small Cap	American Century Small Company Fund (ASQIX)

Foreign	Goldman Sachs Structured International Equity Fund (GCIIX) William Blair International Growth Fund (WBIGX)

A diversification investment election may be made in one percent (1%) increments which equal 100%. A diversification investment election must also designate the specific Participant Accounts to which it applies. A diversification election with respect to Company Accounts shall treat all Employer Contribution Accounts as if they are one account.

(c) Existing Accounts/Reinvestment From Diversification Investments into Employer Stock. A Participant whose Accounts have been diversified may at any time elect to redeem all or part of the investments in his Diversification Accounts and reinvest the proceeds in shares of Employer Stock as soon as reasonably practicable after the proceeds from such redeemed investments are available for reinvestment. Such Employer Stock purchases shall be made by the Trustee on the open market, from Employer treasury stock or authorized but unissued shares or from the Trust Fund as a result of shares of Employer Stock sold by this Plan in order to make cash in lieu of stock distributions. If any such purchases are not made in the open market, they shall be deemed to be purchased on the basis of the closing price of the Employer Stock on the New York Stock Exchange on the business day such shares are deemed to be purchased by the Trustee.

(d) Diversification Investments of Future Participant Contributions. A Participant who is entitled to elect to diversify under this Section 4.08 may also elect in writing, or if made available by the Administrative Committee, or its delegee, electronically, to diversify the investment of his future Employee pre-tax contributions as hereinafter provided.

If an eligible Participant’s Attained Age is:	Then he may direct the diversification of the following applicable percentage of his future Employee pre-tax contributions
35-40	Up to 25%

40-44	Up to 50%

45-49	Up to 75%

50 and older	Up to 100%

A Participant who is entitled to diversify future Employee pre-tax contributions may do so at any time, in writing, on a form which shall be furnished the Participant by the Administrative Committee or its delegee or by an electronic election made available by the Administrative Committee, or its delegee. The election shall be effective for the payroll period beginning at least fifteen (15) business days after the Administrative Committee’s receipt of such election. Investments in the diversified investments elected by the Participant in accordance with this Section 4.08 shall be made by the Trustee as soon as reasonably practicable after a diversification election direction is received by the Trustee.

(e) Restriction on Elections Provided for in the Plan - Section 16 of the Securities Exchange Act of 1934. In the case of a Participant to whom the provisions of either Section 16(a) or Section 16(b) of the Securities Exchange Act of 1934 are applicable (herein referred to as an “Insider”), the following restrictions shall apply to any election under this Section 4.08 or any other section of this Plan. Any election by an Insider to direct an investment, a transfer or change of investment, a withdrawal or any other election which would constitute a “Discretionary Transaction” as that term is defined by SEC Rule 16b-3(b)(1), may only be made by an Insider if such election is made more than six months after any previous opposite way Discretionary Transaction under any plan (including this Plan) of the Sponsoring Employer, as defined by SEC Rule 16(b)(3)(f).

4.09. Cash Dividends on Employer Stock; Reinvestment or Cash Election.

(a) Allocation; Credit. Effective from and after January 1, 2002, cash dividends on Employer Stock shall be allocated in proportion to the number of shares of Employer Stock of each Participant’s Accounts and shall be credited to either the Participant’s Cash Dividends Holding Account or the Participant’s Cash Dividends Reinvestment Account/Diversified Investments in accordance with the Participant’s election, as hereinafter provided.

(b) Election. Effective from and after September 1, 2006, each Participant, including, but not limited to, terminated vested Participants, may elect to have the cash dividend allocable to the Participant’s accounts either (i) credited to his Cash Dividends Holding Account and paid to him by the end of the Accounting Year of the receipt of such cash dividends by the Trustee or (ii) credited to his Cash Dividends Reinvestment Account/Stock and reinvested primarily in additional shares of Employer Stock. This election must be made in the form and manner prescribed by the Administrative Committee or its delegee either in writing or in an electronic manner prescribed by the Committee or its delegee, before the ex-dividend date with respect to which the cash dividend is paid. If a cash payment election is not made in a timely or prescribed manner, the cash dividend allocable to a Participant’s Accounts shall be credited to his Cash Dividends Reinvestment Account/Stock to be invested in additional shares of Employer Stock. Dividends credited to either a Participant’s Cash Dividends Holding Account, Cash Dividends Reinvestment Account/Stock or to his Cash Dividends Reinvestment Account/Diversified Investments shall be fully (100%) and immediately vested, even if the Participant is not otherwise fully vested in all of his Accounts pursuant to Sections 4.02(d) and 4.03(d) hereof.

(c) Cash Dividend Holding Account Investment Income. Each Participant’s Cash Dividends Holding Account shall be invested in short-term cash equivalent investments, the investment earnings on which shall be credited to the Participant’s Employee Pre-Tax Contributions Account/Stock, unless the Participant has not made Employee pre-tax contributions to this Plan, in which event, the investment earnings shall be credited to his Employee After-Tax Contributions Account/Stock.

(d) Dividends Paid Attributable to Employer Stock of Certain Terminated Employees. When a Participant terminates employment for any reason, any cash dividends paid on the shares of Employer Stock in his Stock Account(s) shall be credited to the Participant’s Cash Dividend Holding Account as soon as administratively practicable after the receipt of such cash dividends.

ARTICLE V

PAYMENT OF BENEFITS TO PARTICIPANTS

5.01. Distribution on Early or Normal Retirement. When a Participant lives to either his Early Retirement Date or Normal Retirement Date and retires, the full value of his Accounts shall, if elected by the Participant, become distributable, as of his Early Retirement Date, Normal Retirement Date or any Valuation Date after either retirement date. The distributable cash amount and/or the value of shares of Employer Stock shall be calculated as of the Valuation Date his distribution is processed for payment.

5.02. Employment Beyond Normal Retirement. A Participant may continue his employment past his Normal Retirement Date. Such Participant shall continue to be an active Participant under the Plan and the full value of his Accounts shall, if elected by the Participant, become distributable, as of his retirement or any later Valuation Date. The distributable cash amount and/or the value of shares of Employer Stock shall be calculated as of the Valuation Date his distribution is processed for payment.

5.03. Distribution on Death. If a Participant dies while an active Participant under the Plan, the full value of his Accounts shall, if elected by his Beneficiary or Beneficiaries, become distributable to his Beneficiary or Beneficiaries, as of the date of his death, or after any later Valuation Date. The distributable cash amount and/or the value of shares of Employer Stock shall be calculated as of the Valuation Date his distribution is processed for payment.

5.04. Distribution on Disability. When it is determined that a Participant is Totally and Permanently Disabled, the Administrative Committee shall certify such fact to the Trustee, and the full value of such Disabled Participant’s Accounts shall, if elected by the Participant, become distributable, as of his termination of employment due to Total and Permanent Disability (as determined by the Administrative Committee or its delegee). The distributable cash amount and/or the value of shares of Employer Stock shall be calculated as of the Valuation Date the distribution is processed for payment.

5.05. Distribution on Termination of Employment. Whenever the employment of a Participant shall terminate other than for early, normal or late retirement, death or Total and Permanent Disability, this Section 5.05 shall apply. In such event, the Participant shall cease to be a Participant and the vested and nonforfeitable portion of his Employer Matching Contributions Account/Diversified Investments, if any, and of his Employer Matching Contributions Account/Stock, if any, shall, if elected by the Participant, become distributable, as of his termination of employment or any later Valuation Date. The nonvested and forfeitable portion of his Employer Matching Contributions Account/Diversified Investments and Employer Matching Contributions Account/Stock, other than an Employer QNEC Account, shall be forfeited as of the earlier of (i) the date his Accounts are distributed or (ii) the last day of the Accounting Year in which he terminated employment, provided he has not been reemployed by such date. The cash amount and value of Employer Stock in the terminated Participant’s Accounts shall be calculated as of the Valuation Date his distribution is processed for payment, provided he is not reemployed on or before such date.

5.06. In-Service Withdrawals. An Employee who has been an active Participant for at least two (2) years and has attained age fifty-nine and one-half (59- 1/2), may withdraw in one lump sum the entire balance of his vested Accounts, provided the withdrawal satisfies the terms of this Section 5.06. Partial withdrawals are not permitted. Only one (1) in-service withdrawal may be made prior to a Participant’s termination of employment.

A Participant may make a request for an in-service withdrawal at any time and the Administrative Committee or its delegee shall in accordance with its practices and procedures, direct the Trustee to make the withdrawal as soon as reasonably practicable. The amount of any such withdrawal shall be based on the vested shares of Employer Stock and other amounts credited to the Participant’s Accounts as of the Valuation Date his distribution is processed for payment. A Participant’s ability to elect a cash distribution shall be determined pursuant to Section 5.07.

If an additional Employer contribution is made to the Plan for the Accounting Year in which the Participant elects an in-service withdrawal, the Participant shall be entitled to a share of such additional Employer contribution which shall be distributed to the Participant after it is received by the Trustee. The distribution of such an additional Employer contribution shall be made in the same form (i.e., Employer Stock or cash) as the in-service withdrawal was paid to the Participant.

If a cash dividend on the Employer Stock occurs on or before an in-service withdrawal is distributed but before the cash dividend is received by the Trustee, the Participant’s share of such cash dividend will be distributed to the Participant in cash as soon as reasonably practicable after it is received by the Trustee. If a stock dividend, split or other recapitalization of Employer Stock (hereinafter referred to as a “stock dividend”) is payable to shareholders of record on or before an in-service withdrawal is distributed, but before the stock dividend is received by the Trustee, the Participant’s share of such stock dividend will be distributed to the Participant as soon as reasonably practicable after it is received by the Trustee. The distribution of such a stock dividend shall be made in the same form (i.e., Employer Stock or cash) as the in-service withdrawal was paid to the Participant.

If a Participant makes an in-service withdrawal pursuant to the provisions of this Section 5.06 prior to the beginning of the calendar year in which the Participant Attains Age seventy and one-half (70- 1/2), he shall not be entitled to make any Participant contributions for the six consecutive months after the next practicable pay period after the Administrative Committee or its delegee has received a notice of withdrawal.

5.07. Distributions Usually In Employer Stock. All benefits distributed to or on behalf of a Participant from his Stock accounts shall be distributed in whole shares of Employer Stock, except that the value of any fractional share shall be distributed in cash, based upon the value of such fractional share as of the Valuation Date his actual distribution is processed for payment.

Notwithstanding the foregoing, unless a Participant requests in writing, or, if made available by the Administrative Committee or its delegee, electronically, that his Accounts be distributed to the maximum extent practicable in shares of Employer Stock, in any case where less than fifty (50) shares of Employer Stock are distributable to the Participant, the Administrative Committee or its delegee shall distribute in cash the distributable balance in his Stock Accounts and distribute in cash an amount equal to the fair market value of the distributable shares of Employer Stock credited to his Stock accounts, valued at the closing price of the shares on the New York Stock Exchange as of the Valuation Date the distribution is processed for payment. In addition, the Administrative Committee shall, in any case where the number of shares of Employer Stock that is distributable to a Participant hereunder is at least fifty (50) shares but not more than one hundred (100) shares, afford the Participant the opportunity to elect to have his Accounts either distributed (i) in cash, calculated as hereinabove provided, or (ii) in shares of Employer Stock to the maximum extent practicable (calculated as hereinabove provided). In any case, where the number of shares of Employer Stock that is distributable to a Participant hereunder is at least one hundred (100) shares or more, the distribution shall, to the maximum extent practicable (calculated as hereinabove provided), be in shares of Employer Stock.

Distributions from Diversified Investments Accounts shall be made in cash unless the Participant or Beneficiary elects in writing (on a form which will be provided by the Administrative Committee prior to the distribution), or, if made available by the Administrative Committee, or its delegee, electronically, that part or all of his distribution be made in Employer Stock, in which event Employer Stock shall be purchased by the Trustee with the proceeds from the redemption of his Diversified Investments Accounts and distributed to the Participant.

5.08. Distribution Date. Any benefit payable under this Article V shall be paid as soon as administratively practicable after the benefit becomes distributable hereunder, unless the Participant does not elect an immediate distribution, in which event the distribution shall be deferred to not later than the Participant’s Required Beginning Date, as defined in Section 5.17 hereof. The surviving spouse of a deceased Participant may elect to defer the commencement of benefit distributions to a date no later than April 1 of the calendar year immediately following the calendar year in which the deceased Participant would have attained age 70- 1/2. A nonspouse Beneficiary may not defer the commencement of benefit payments. As a result, benefit payments to a nonspouse Beneficiary shall commence as soon as administratively practicable after the benefit becomes distributable. If the benefit amount (including the fair market value of the Employer Stock that is distributable) to a Participant, or his surviving spouse or Beneficiary is not more than one thousand dollars ($1,000), such benefit shall be distributed in a lump sum or in the form of a direct rollover to a traditional individual retirement account described in Section 408 of the Internal Revenue Code or another Eligible Retirement Plan, as provided in Section 5.09. Any additional contributions allocated to a former Participant who retired, died or became Totally or Permanently Disabled during the Accounting Year for which an additional contribution is made shall be distributed as soon as administratively practicable after receipt of the contribution by the Trustee. The distribution shall be made in the same form as his benefits were otherwise distributed as a result of his retirement, death or disability subject to the provisions of Section 5.07 hereof.

The distribution for the calendar year during which the Participant’s Required Beginning Date occurs shall be equal to the greater of (i) the balance of the Participant’s Accounts as of the December 31 Valuation Date immediately preceding the distribution, multiplied by a fraction, the numerator of which shall be one and the denominator of which shall be fifteen (15) or,

(ii) the required minimum distribution, computed in accordance with Section 5.17. Each later annual installment distribution shall be made by December 31 of such calendar year. Each later annual distribution shall be equal to the greater of (i) the balance of the Participant’s Accounts as of the Valuation Date the installment distribution is processed for payment, multiplied by a fraction, the numerator of which shall be one and the denominator of which shall be the denominator used for the most recent annual installment distribution reduced by one, or (ii) the required minimum distribution, computed in accordance with Section 5.17, if greater. Distributions shall be made pro-rata from each of the Participant’s Accounts. Distributions of amounts in excess of the amount determined under this Section 5.08 shall be made from such Accounts if requested in writing by the Participant or by an electronic request made available by the Administrative Committee or its delegee. Notwithstanding the foregoing, any Participant who remains employed after Attaining Age seventy and one-half (70- 1/2) shall be afforded the opportunity each Accounting Year after Attained Age 70- 1 /2 to withdraw part or all of his Accounts under this Plan pursuant to the provisions of Section 5.06 hereof.

5.09. Forms of Distribution. The normal form of distribution shall be a lump sum distribution of Employer Stock and/or cash as provided in Section 5.07 hereof. A Participant or Beneficiary may, however, request an alternative form of distribution of any benefits under the Plan as provided hereinafter. The request by the Participant or the Beneficiary shall be in writing or by an electronic request made available by the Administrative Committee or its delegee and shall be filed with the Administrative Committee or its delegee at least thirty (30) days or, in case the Participant is an Insider of the Sponsoring Employer (as defined in Section 4.08(e) hereof), six (6) months, before distribution is to be made. The alternative forms of distribution are as follows:

1. If the Participant is entitled to a distributable benefit in an amount or value of more than five thousand dollars ($5,000), periodic installments in substantially equal annual amounts for a period not longer than hereinafter specified;

2. A direct rollover to an Eligible Retirement Plan, pursuant to the provisions of Section 5.15 hereof; or

3. Any combination of the above.

If periodic installments are elected by a Participant, or a surviving spouse Beneficiary, the installment payments shall be made in the amount determined in accordance with Section 5.08, subject to Section 5.17 hereof, if applicable (i.e., in an amount equal to (i) substantially equal annual installment payments over fifteen (15) years or, (ii) if applicable, the required minimum distribution period determined under Section 5.17, if greater).

If periodic installments are elected by a nonspouse Beneficiary of a deceased Participant, the installment payments shall be made over a period not longer than five (5) years. Benefit payments for a nonspouse beneficiary may not be rolled over to an Eligible Retirement Plan prior to January 1, 2007. Effective from and after January 1, 2007, a nonspouse beneficiary may roll over an Eligible Rollover Distribution (as defined in Section 5.15) into an Internal Revenue Code Section 408(d)(3)(C) inherited individual retirement account.

A Participant who has elected installment payments who has not retired or otherwise terminated employment may elect to suspend his or her annual installment payments, in a written, or if made available by the Administrative Committee, electronic, notice to the Administrative Committee, provided that the remaining installment payments are resumed by not later than by April 1 of the calendar year immediately following the calendar year in which the Participant later retires or otherwise terminates employment.

5.10. [Reserved]

5.11. Death Payments to Contingent Beneficiaries. If, at the time of a Participant’s death while benefits are still outstanding, his named Beneficiary does not survive him, his benefits shall be paid to his named Contingent Beneficiary. If a deceased Participant is not survived by either a named Beneficiary or Contingent Beneficiary (or if no Beneficiary was effectively named), the benefits shall be paid in a single sum to the person or persons in the first of the following classes of successive preference beneficiaries then surviving: the Participant’s (a) spouse, (b) children, (c) parents, (d) brothers and sisters, (e) executors and administrators. The determination of the eligible Beneficiary, Contingent Beneficiary, or successive preference beneficiary shall be made by the Administrative Committee or its delegee.

5.12. Special Rules Applicable to Participant Voluntary Deductible Employee Contributions. Notwithstanding any provision to the contrary herein contained, the following special rules shall govern the distribution of a Participant’s Voluntary Deductible Employee Contributions Account/Stock and/or that portion, if any, of his Participant Voluntary Deductible Employee Contributions Account/Diversified Investments attributable to contributions made pursuant to Section 2.02(b), in circumstances where the Participant terminates employment for reasons other than death or Total and Permanent Disability:

5.12(a). Election. The Participant may elect in writing, or if made available by the Administrative Committee or its delegee, by an electronic election, that his Participant Voluntary Deductible Employee Contributions Account/Stock (and/or or the portion, if any, of his Participant Voluntary Deductible Employee Contributions Account/Diversified Investments which is attributable to contributions made pursuant to Section 2.02(b)) shall either be;

(i) retained in the Trust Fund and credited with the investment earnings (or losses) of the Trust Fund in accordance with Section 4.02 hereof until the close of the Accounting Year in which the Participant reaches Attained Age fifty-nine and one-half (59- 1/2), at which time the Participant’s Deductible Contributions Account/Stock (or the portion, if any, of his Participant Account/ Diversified Investments which is attributable to contributions made pursuant to Section 2.02(b)), shall be distributed to the Participant in accordance with the provisions of Section 5.09 hereof; or

(ii) transferred by the Trustee to an Individual Retirement Account at a financial institution selected by the Participant; or

(iii) distributed to the Participant, subject to the provisions of Section 5.12(b) hereof, in the form of distribution selected pursuant to Section 5.09 hereof.

In the absence of an election by the Participant, his Participant Voluntary Deductible Employee Contributions Account/Stock and/or the portion, if any, of his Participant Voluntary Deductible Employee Contributions Account/Diversified Investments attributable to contributions made pursuant to Section 2.02(b) shall be retained in the Trust Fund and credited with the investment earnings (or losses) of the Trust Fund in accordance with Section 4.02 hereof until the close of the Accounting Year in which the Participant reaches Attained Age fifty-nine and one-half (59- 1/2), at which time such Accounts shall be distributed to the Participant in accordance with the provisions of Section 5.09 hereof.

5.12(b). Acknowledgment. If a terminated Participant who has not Attained Age fifty-nine and one-half (59- 1/2) elects to receive a distribution of his Participant Voluntary Deductible Employee Contributions Account/Stock (or the portion, if any, of his Participant Voluntary Deductible Employee Contributions Account/Diversified Investments which is attributable to contributions made pursuant to Section 2.02(b)), such distribution shall not be made unless the Participant acknowledges in writing, or, if made available by the Administrative Committee or its delegee, electronically, that he understands that the amount distributed

(i) will be subject to a ten percent (10%) federal excise tax penalty;

(ii) will also be taxed as ordinary income for federal income tax purposes; and

(iii) will be reported to the Internal Revenue Service for such purposes.

5.13. Reemployment/Repayment of Benefits/Restoration of Accounts. Notwithstanding any provision contained herein to the contrary, a terminated Participant who was partially vested pursuant to Section 5.05 and who is reemployed before he incurs five (5) consecutive One Year Breaks in Service, shall be entitled to repay to the Trust Fund the benefits he received, in the manner and within the time hereinafter specified, and to have certain forfeited portions of his Accounts restored.

5.13(a). Repayment of Employer Stock and Cash Distributions. If the reemployed Participant received a distribution of Employer Stock and cash, he must repay the Trust Fund the same number of shares of Employer Stock and the same amount of cash that he received as a result of his termination of employment, or if subsequent to the receipt of the distribution there has been a stock split or stock dividend, or a reorganization or recapitalization of the Employer, then he must repay to the Trust Fund the same amount of cash that he received as a result of his termination of employment and the number of shares of Employer Stock and/or cash which he received because of said stock split, stock dividend, reorganization or recapitalization for the number of shares of Employer Stock that he received as a result of his termination of employment. However, the reemployed Participant is not required to repay any cash distributions he received on the shares of Employer Stock he received as a result of his termination of employment. The repayment shall be made not later than the earlier of (i) five (5)

years after his reemployment or (ii) the date he first incurs five (5) consecutive One Year Breaks in Service. Upon receipt by the Trustee of the entire amount of the reemployed Participant’s repayment the Administrative Committee or its delegee, shall credit to his Participant Stock and Diversified Investment Accounts the shares of Employer Stock and cash so repaid and shall restore the shares of Employer Stock and cash forfeited from his Accounts. Any shares of Employer Stock and cash which the Administrative Committee so restores shall be made from Forfeitures which are otherwise available to reduce Employer Matching Contributions, provided any such Forfeitures exceed the number of shares of Employer Stock and the amount of cash to be restored. Otherwise the Employer shall make a special contribution in an amount sufficient to restore such forfeited shares of Employer Stock and cash. The reemployed Participant shall be entitled to vest in such restored Accounts as if the Employer Matching Contributions for the shares of Employer Stock and cash restored had been made in the applicable years.

5.13(b). Repayment of Cash Distributions. If the reemployed Participant received a distribution solely consisting of cash (in lieu of Employer Stock) he must repay to the Trust Fund the same amount of cash that he received as a result of his termination of employment by not later than the earlier of (i) five (5) years after his reemployment, or (ii) the date he first incurs five (5) consecutive One Year Breaks in Service. Upon receipt by the Trustee of the entire amount of the reemployed Participant’s repayment the Administrative Committee shall cause the Employer to restore to the Participant the additional amount of cash that would have been distributed. The Administrative Committee or its delegee shall then cause the Trustee to credit such repaid and restored cash to the Participant’s Stock Accounts (and the appropriate subdivision of such accounts). Any cash which the Administrative Committee so restores shall be made from Forfeitures which are otherwise available to reduce Employer Matching Contributions, provided any such Forfeitures exceed the amount of cash to be restored. Otherwise, the Employer shall make a special contribution in an amount sufficient to restore such forfeited cash. The reemployed Participant shall be entitled to vest in such restored accounts as if the number of shares of Employer Stock purchased with such restored amounts had been purchased from Employer Matching Contributions in the applicable years preceding his reemployment.

5.14. Qualified Domestic Relations Orders. Benefit payments to an alternate payee pursuant to a Qualified Domestic Relations Order shall be distributed at the time specified in the court order, which may be prior to a Participant’s termination of employment. The amount and form of benefit payments shall be computed in accordance with the provisions of Article V hereof.

5.15. Eligible Rollover Distributions; Required Tax Withholding; Notice. The amount of any Eligible Rollover Distribution made as hereinafter defined to a terminated or retired Participant shall be subject to twenty percent (20%) withholding for federal income taxes unless the terminated employee elects in writing, or, if made available by the Administrative Committee, electronically, before the Eligible Rollover Distribution is made to have the entire Eligible Rollover Distribution paid directly to an Eligible Retirement Plan. An Eligible Rollover Distribution made to a surviving spouse shall be subject to twenty percent (20%) withholding for federal income taxes unless the Eligible Rollover Distribution is directly rolled over to an Eligible Retirement Plan. The taxable portion of a nonperiodic payment to a nonspouse beneficiary prior to January 1, 2007 shall be subject to ten percent (10%) voluntary withholding for federal income taxes. Effective from and after January 1, 2007, a nonperiodic payment to a nonspouse beneficiary shall be subject to twenty percent (20%) mandatory withholding for federal income taxes. The Trustee shall transmit to the U.S. Treasury Department the amounts so withheld within the time required by law. Prior to making any such Eligible Rollover Distribution and income tax withholding, the Administrative Committee shall furnish each recipient of an Eligible Rollover Distribution with the notice required by Section 402(f) of the Internal Revenue Code and the information required by the relevant Treasury Department regulations thereunder.

The following definitions apply to this Section 5.15:

(a) Eligible Rollover Distribution. An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the Participant, except an eligible rollover distribution does not include: (i) any distribution which is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Participant or the joint lives (or joint life expectancies) of the participant and the Participant’s designated beneficiary, or for a specified period of ten years or more; (ii) any Internal Revenue Code § 401(a)(9) required minimum distribution; (iii) any in-service hardship withdrawal distribution from a Participant’s Employee Pre-Tax Contributions Account; and (iv) any distribution which otherwise would be an eligible rollover distribution, except when the total distributions to the Participant during that calendar year are reasonably expected to be less than $200.

(b) Eligible Retirement Plan. An eligible retirement plan is an individual retirement account described in Internal Revenue Code § 408(a), an individual retirement annuity described in Internal Revenue Code § 408(b), an annuity plan described in Internal Revenue Code § 408(a), an annuity contract described in Internal Revenue Code § 403(b), an eligible plan under Internal Revenue Code § 457(b), or a qualified trust described in Internal Revenue Code § 408(a), which accepts the Participant’s or alternate payee’s Eligible Rollover Distribution.

(c) Direct Rollover. A direct rollover is a payment by the Plan to the Eligible Retirement Plan specified by the distributee.

Any distribution under this Plan may commence less than thirty (30) days after the notice required under Treas. Reg. § 1.411(a)-11(c) is given provided that:

(a) the Administrative Committee clearly informs the Participant that the Participant has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option); and

(b) the Participant after receiving the notice affirmatively elects a distribution option.

5.16. Reemployment After a Military Leave; Make-up Contributions. An Employee who is on a military leave and who is reemployed within the time required by law after the expiration of his military leave may make Participant make-up contributions for the period of his military leave, based on his deemed Compensation during his military leave as defined in Section 1.10 hereof. Such make-up contributions may be made in either a single payment or in installments and must be made during the period beginning with the date of the Member’s reemployment after his military leave equal to the lesser of (i) three times the period of his military leave and (ii) five years. As soon as reasonably practicable after any such Participant make-up contributions are made, the Employer shall make the Employer Matching Contributions that would have been made during the Participant’s military leave on such make-up contributions.

5.17. Minimum Distribution Requirements.

(a) General Rules.

(i) Effective Date. Required minimum distributions on or after January 1, 2003.

(ii) Precedence. The requirements of this Section 5.17 will take precedence over any inconsistent provisions of the Plan.

(iii) Treasury Regulations Incorporated. Distributions required under this Section 5.17 will be determined and made in accordance with the Treasury regulations under Section 401(a)(9) of the Internal Revenue Code.

(b) Time and Manner of Distribution.

(i) Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.

(ii) Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(1) If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, then distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70- 1/2, if later.

(2) If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, then distributions to the Designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(3) If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(4) If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section 5.17(b), other than Subsection 5.17(b)(ii)(1), will apply as if the surviving spouse were the Participant.

For purposes of this Section 5.17(b) and Section 5.17(d), unless Subsection 5.17(b)(ii)(4) applies, distributions are considered to begin on the Participant’s Required Beginning Date. If Subsection 5.17(b)(ii)(4) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Subsection 5.17(b)(ii)(1).

(iii) Forms of Distribution. Unless the Participant’s interest is distributed in a lump sum on or before the Required Beginning Date, as of the first Distribution Calendar Year distributions will be made in accordance with Sections 5.17(c) and 5.17(d).

(c) Required Minimum Distributions During Participant’s Lifetime.

(i) Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:

(1) the quotient obtained by dividing the Participant’s Account Balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s age as of the Participant’s birthday in the Distribution Calendar Year; or

(2) if the Participant’s sole Designated Beneficiary for the Distribution Calendar Year is the Participant’s spouse, the quotient obtained by dividing the Participant’s Account Balance by the applicable number determined from the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the Distribution Calendar Year.

(ii) Lifetime Required Minimum Distributions Continue Though Year of Participant’s Death. Required minimum distributions will be determined under this Section 5.17(c) beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant’s date of death.

(d) Required Minimum Distributions After Participant’s Death.

(i) Death On or After Date Distributions Begin.

(1) Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the longer of the remaining Life Expectancy of the Participant or the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as follows:

(A) The Participant’s remaining Life Expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(B) If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, the remaining Life Expectancy of the surviving spouse is calculated for each Distribution Calendar Year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For Distribution Calendar Years after the year of the surviving spouse’s death, the remaining Life Expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(C) If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, the Designated Beneficiary’s remaining Life Expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(2) No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the Participant’s remaining Life Expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(ii) Death Before Date Distributions Begin.

(1) Participant Survived by Designated Beneficiary. If the Participant dies before the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as provided in this Section 5.17(d).

(2) No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(3) Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 5.17(a), this Section 5.17(d) will apply as if the surviving spouse were the Participant.

(e) Definitions.

(i) Designated Beneficiary. The individual who is designated as the Beneficiary under Section 1.05 of the Plan and is the Designated Beneficiary under Section 401(a)(9) of the Internal Revenue Code and Section 1.401(a)(9)-l, Q&A-4, of the Treasury regulations.

(ii) Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under Section 5.17(b)(ii). The required minimum distribution for the Participant’s first Distribution Calendar Year will be made on or before the Participant’s Required Beginning Date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that Distribution Calendar Year.

(iii) Life Expectancy. Life Expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury regulations.

(iv) Participant’s Account Balance. The account balance as of December 31 in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after such December 31. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the Distribution Calendar Year if distributed or transferred in the valuation calendar year.

(v) Required Beginning Date. April 1 of the calendar year immediately following the calendar year in which a Participant reaches Attained Age seventy and one-half (70- 1/2) or retires, whichever occurs last, unless the Participant is a five percent (5%) or greater equity owner of the Sponsoring Employer, in which event the Required Beginning Date is April 1 of the calendar year immediately following the calendar year in which the Participant reaches Attained Age seventy and one-half (70- 1/2).

ARTICLE VI

THE COMMITTEES

6.01. Composition and Duties of Administrative Committee and Investment Committee. The Board of Directors of the Sponsoring Employer shall appoint three (3) or more persons to be known as the “Administrative Committee” to administer the Plan, keep records of individual Participant benefits, and notify the Participants of the value of their Accounts annually. The Board of Directors of the Sponsoring Employer shall also appoint three (3) or more persons to be the Investment Committee to perform the investment oversight and other responsibilities set forth in this Plan and in the Trust Agreement for this Plan. The Employer will notify the Trustee of the names of the members of the Administrative Committee and of any changes in membership that may take place from time to time.

6.02. Term; No Compensation. All members of the Administrative Committee and Investment Committee shall serve until their resignation or dismissal by the Board of Directors of the Sponsoring Employer and vacancies shall be filled in the same manner as the original appointments. The Board of Directors of the Sponsoring Employer may dismiss any member of the Administrative Committee and Investment Committee at any time with or without cause. No compensation shall be paid members of the Administrative Committee and/or the Investment Committee from the Trust Fund for services on such Administrative Committee and/or the Investment Committee.

6.03. Claims Procedure.

(a) Initial Claim.

(i) Submitting the Claim.

Upon request, the Administrative Committee shall provide any Participant or Beneficiary (“Claimant”) with a claim form which the Claimant can use to request benefits. In addition, the Administrative Committee will consider any written, or if permitted by the Administrative Committee, or its delegee, electronic, request for benefits under the Plan to be a claim.

(ii) Approval of Initial Claim.

If a claim for benefits is approved, the Administrative Committee shall provide the Claimant with written or electronic notice of such approval. The notice shall include:

(1) The amount of benefits to which the Claimant is entitled.

(2) The duration of such benefit.

(3) The time the benefit is to commence.

(4) Other pertinent information concerning the benefit.

(iii) Denial of Initial Claim.

If a claim for benefits is denied (in whole or in part) by the Administrative Committee, the Administrative Committee shall provide the Claimant with written or electronic notification of such denial within ninety (90) days (forty-five (45) days in the case of a claim for disability benefit) after receipt of the claim, unless special circumstances require an extension of time for processing the claim. (See section (c) for the procedures concerning extensions of time.)

The notice of denial of the claim shall include:

(1) The specific reason that the claim was denied.

(2) A reference to the specific plan provisions on which the denial was based.

(3) A description of any additional material or information necessary to perfect the claim, and an explanation of why this material or information is necessary.

(4) A description of the plan’s appeal procedures and the time limits that apply to such procedures, including a statement of the Claimant’s right to bring a civil action under ERISA section 502(a) if the claim is denied on appeal.

(5) Any materials required under 29 C.F.R. § 2560.503-1(g)(1)(v).

The Claimant (or his duly authorized representative) may review pertinent documents and submit issues and comments in writing to the Administrative Committee. The Claimant may appeal the denial as set forth in the next section of this procedure. If the Claimant fails to appeal such action to the Administrative Committee in writing within the prescribed period of time described in the next section, the Administrative Committee’s denial of a claim shall be final, binding and conclusive.

(b) Appeal Procedures.

(i) Filing the Appeal.

In the event that a claim is denied (in whole or in part), the Claimant may appeal the denial by giving written notice of the appeal to the Administrative Committee within 60 days (one hundred eighty (180) days in the case of a claim for disability benefit) after the Claimant receives the notice of denial of the claim.

At the same time the Claimant submits a notice of appeal, the Claimant may also submit written or electronic, comments, documents, records, and other information relating to the claim. The Administrative Committee (or its designee) shall review and consider this information without regard to whether the information was submitted or considered in conjunction with the initial claim.

(ii) General Appeal Procedure.

The Administrative Committee may hold a hearing or otherwise ascertain such facts as it deems necessary and shall render a decision which shall be binding upon both parties.

The Administrative Committee shall render a decision on appeal within sixty (60) days (forty-five (45) days in the case of a claim involving disability) after the receipt by the Administrative Committee of the notice of appeal, unless special circumstances require an extension of time. (See section (c) for the procedures concerning extensions of time.)

The appeal decision of the Administrative Committee shall be provided in written or electronic form to the Claimant. If the appeal decision is adverse to the Claimant, then the written decision shall include the following:

(1) The specific reason or reasons for the appeal decision.

(2) Reference to the specific plan provisions on which the appeal decision is based.

(3) A statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant’s claim for benefits. (Whether a document, record, or other information is relevant to a claim for benefits shall be determined by reference to 29 C.F.R. § 2560.503-1 (m)(8).)

(4) A statement describing any voluntary appeal procedures offered by the Plan and the Claimant’s right to obtain the information about such procedures.

(5) A statement of the Claimant’s right to bring an action under ERISA section 502(a).

(iii) Special Appeal Procedure for Disability Claims.

For the purpose of any appeal of an adverse benefit determination regarding a disability benefit, in addition to the procedures set forth in section (b)(2), the following procedures shall also apply:

(1) The appeal will be conducted by an appropriate named fiduciary designated by the Employer. The fiduciary will be neither the individual who denied the claim initially, nor a subordinate of such individual.

(2) In deciding the appeal, the fiduciary shall not give any deference to the initial determination that was made concerning the claim.

(3) If the initial claim was denied based in whole or in part on a medical judgment, then the fiduciary shall consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment. Any such professional shall be neither an individual who was consulted in connection with the initial claim, nor the subordinate of any such individual.

(4) If the fiduciary obtains the advice of medical or vocational experts in connection with the appeal, then the fiduciary must identify the expert(s), without regard to whether the fiduciary relied upon the advice when deciding the appeal.

(5) In the event of an adverse determination on appeal:

(A) If an internal rule, guideline, protocol, or other similar criterion was relied upon in making decision on appeal, then the written decision on appeal shall include either (a) the specific rule, guideline, protocol, or other similar criterion, or (b) a statement that such rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination and that a copy of the rule, guideline, protocol, or other similar criterion will be provided to the Claimant free of charge upon request.

(B) If the decision on appeal was based on a medical judgment, then the written decision on appeal shall include either (a) an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the Claimant’s medical circumstances, or (b) a statement that such explanation will be provided free of charge upon request.

(c) Extensions of Time.

(i) Notice of Extension.

If the Administrative Committee requires an extension of time, the Administrative Committee shall provide the Claimant with written or electronic notice of the extension before the first day of the extension.

The notice of the extension shall include:

(1) An explanation of the circumstances requiring the extension. These circumstances must be matters beyond the control of the Plan or the Administrative Committee.

(2) The date by which the Administrative Committee expects to render a decision.

(3) The standard on which the Claimant’s entitlement to a benefit is based.

(4) The unresolved issues, if any, that prevent a decision on the claim or on appeal, and the information needed to resolve those issues. In the event that such information is needed:

(A) The Claimant shall have at forty-five (45) days in which to provide the specified information.

(B) The time for determining an initial claim shall be tolled from the date on which the notice of extension is sent to the Claimant, until the date on which the Claimant responds to the request for additional information.

(ii) Length of Extension.

For purposes of an initial claim not involving disability, no more than one extension of ninety (90) days shall be allowed.

For purposes of an initial claim involving disability, no more than two extensions of thirty (30) days each shall be allowed.

For purposes of an appeal not involving disability, no more than one extension of sixty (60) days shall be allowed.

For purposes of an appeal involving disability, no more than one extension of forty-five (45) days shall be allowed.

6.04. Limitation on Actions.

(a) No civil action shall be brought to recover under this Plan prior to completion of the appeal procedure described in section 6.03.

(b) No civil action shall be brought to recover benefits alleged to be due under this Plan, to enforce alleged rights under the terms of this Plan, or to clarify alleged rights to future benefits under the terms of this Plan, later than two years following the date of a final determination rendered under the appeal procedure described in section 6.03 of this Plan document. For this purpose, the claimant is presumed to receive notice within three days of mailing of a notice of a final determination by normal first class U.S. Mail, within one day of mailing of notice by any next day express delivery vendor, and within the same day of any electronic notification.

6.05. Required Vote; Records of Administrative Committee and Investment Committee. Except as otherwise specifically provided herein, every decision and action of the Administrative Committee and/or the Investment Committee shall be valid if concurred in by a majority of the members then in office, which concurrence may be had without a formal meeting. The Administrative Committee and Investment Committee shall select a Secretary, who may or may not be a Participant in the Plan, and any other officers deemed necessary and shall adopt rules governing its procedures not inconsistent herewith. The Administrative Committee and Investment Committee shall keep a permanent record of its meetings and actions.

6.06. Directing Payments. The Administrative Committee or its delegee shall direct the Trustee in writing or electronically to make payments from the Trust Fund to Participants who qualify for such payments hereunder. Such order to the Trustee shall specify the name of the Participant, his Social Security number, his address, and the amount and the form of distribution of such payments.

6.07. Nondiscrimination. Neither the Administrative Committee nor its delegee nor the Investment Committee or its delegee shall take action or direct the Trustee to take any action with respect to any of the benefits provided hereunder or otherwise in pursuance of the powers conferred herein upon the Administrative Committee which would be discriminatory in favor of Participants who are Highly Compensated Employees, or which would result in benefiting one Participant, or group of Participants, at the expense of another or in discrimination between Participants similarly situated or in the application of different rules to substantially similar sets of facts.

6.08. Written Instructions to Trustee. The Trustee may request instructions in writing or electronically from the Administrative Committee or its delegee or the Investment Committee or its delegee on other matters and may rely and act thereon.

6.09. Duty to Maintain Participant Accounts. The Administrative Committee or its delegee shall be responsible for the maintenance of Participant Accounts.

6.10. Employment of Counsel, Accountants and Other Agents (or Delegees). The Administrative Committee and/or Investment Committee may employ such legal counsel, accountants, and other agents (sometimes referred to as “delegees”) as it shall deem advisable. The Employer shall pay, or cause to be paid from the Trust Fund, the compensation of such legal counsel, accountants and other agents and any other expenses incurred by the Administrative Committee and/or the Investment Committee or their delegees in the administration and investment of the Plan and Trust.

6.11. Indemnification. The Sponsoring Employer shall indemnify and save the members of the Administrative Committee and/or Investment Committee, and any persons to whom the Administrative Committee and/or Investment Committee has allocated or delegated its responsibilities in accordance with the provisions hereof who is an officer or employee of the Sponsoring Employer of an Employer, as well as any other fiduciary who is also an officer, director or employee of an Employer, and each of them, harmless from and against any and all claims, loss, damages, expense and liability arising from their responsibilities in connection with the administration of the Plan and Trust Fund and not otherwise paid or reimbursed by insurance, unless the same shall result from their own willful misconduct.

ARTICLE VII

THE TRUST FUND AND TRUSTEE

7.01. Trust Agreement. The Sponsoring Employer has entered into a Trust Agreement with the Trustee to hold the funds necessary to provide the benefits set forth in this Plan.

7.02. Trust Fund. The Trust Fund shall be received, held in trust, and disbursed by the Trustee in accordance with the provisions of the Trust Agreement and this Plan. No part of the Trust Fund shall be used for or diverted to purposes other than for the exclusive benefit of Participants, retired Participants, disabled Participants, their Beneficiaries or Contingent Beneficiaries under this Plan. No person shall have any interest in, or right to, the Trust Fund or any part thereof, except as specifically provided for in this Plan or the Trust Agreement.

7.03. Removal of Trustee. The Investment Committee may remove the Trustee at any time upon the notice required by the terms of the Trust Agreement, and upon such removal or upon the resignation of a Trustee, the Investment Committee shall appoint a successor Trustee.

7.04. Powers of Trustee. The Trustee shall have such powers to hold, invest, reinvest, control and disburse the funds as at that time shall be set forth in the Trust Agreement or this Plan.

7.05. Trust Agreement Part of the Plan. The Trust Agreement shall be deemed to form a part of the Plan and all rights of Participants or others under this Plan shall be subject to the provisions of the Trust Agreement.

7.06. Settlement of Accounts of Trustee. The Trust Agreement may contain provisions granting authority to the Administrative Committee and the Investment Committee to settle the accounts of the Trustee on behalf of all persons having or claiming an interest in the Trust Fund.

ARTICLE VIII

AMENDMENT AND TERMINATION

8.01. Amendment of Plan. The Sponsoring Employer hereby reserves the right, at any time, by action of its Board of Directors or the Executive Committee of the Board of Directors, or any delegee of the Board of Directors, to modify or amend, in whole or in part, any or all of the provisions of the Plan, including specifically the right to make such amendments effective retroactively, if necessary, to bring the Plan into conformity with government regulations which must be complied with so the Plan and Trust Fund may be eligible for tax benefits. The Board of Directors may delegate its authority to amend this Plan to certain designated officers of the Sponsoring Employer, subject to whatever restrictions or limitations the Board may deem to be necessary or appropriate. No modification or amendment shall make it possible for Trust assets to be used for or diverted to, purposes other than the exclusive benefit of Participants and former Participants and their Beneficiaries. The effectiveness of any amendment of the Plan is expressly conditioned on the continued qualification of the Plan, as revised by such amendment, under the relevant provisions of the Internal Revenue Code of 1986, as amended.

8.02. Termination of Plan. The Sponsoring Employer may, by action of its Board of Directors, terminate the Plan at any time.

8.03. Full Vesting of Accounts on Plan Termination. If the Sponsoring Employer terminates the Plan, completely discontinues contributions, or partially terminates the Plan, the Committee or its delegee shall compute the value of the Accounts of the affected Participants. The Accounts of such Participants and any other persons having an interest in the Trust Fund computed in the manner aforementioned shall then immediately vest and become nonforfeitable. The interest of each such Participant shall, at the discretion of the Sponsoring Employer, either (i) be distributed, or (ii) continue to be held in the Trust Fund and distributed upon each Participant’s retirement, death, disability or termination of employment.

8.04. Return of Mistaken/Nondeductible Employer Contributions. Notwithstanding anything contained herein to the contrary, and pursuant to Section 403(c)(2) of the Employee Retirement Income Security Act of 1974, upon the Employer’s request, a contribution which was made by the Employer under a mistake of fact, or conditioned upon qualification of the Plan or any amendment thereof, or upon the deductibility of the contribution under Section 404 of the Internal Revenue Code of 1986, shall be returned to the Employer within one year after the payment of the contribution, the denial of the qualification or the disallowance of the deduction (to the extent disallowed), whichever is applicable.

ARTICLE IX

MISCELLANEOUS PROVISIONS

9.01. Corporate Merger or Consolidation. In the event of a merger or consolidation of the Sponsoring Employer or transfer of all or substantially all of its assets to any other corporation, provisions may be made by such successor corporation at its election for the continuance of this agreement and the Stock Bonus Plan created hereunder as to such successor entity. Such successor shall, upon its election to continue this Plan, be substituted in place of the Sponsoring Employer by an instrument duly authorizing such substitution accompanied by a certified copy of the resolutions of the Board of Directors of the Sponsoring Employer and its successor authorizing such substitution and delivered to the Trustee, and the Trustee and all Participants hereunder shall be authorized to recognize such successor in the place of the Sponsoring Employer.

9.02. Plan Transfer or Merger. In the case of any merger or consolidation with or transfer of assets or liabilities of this Plan to any other Plan, such merger, consolidation or transfer shall by its terms provide that each Participant of the Plan would (if the Plan then terminated) receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated).

9.03. Plan Benefits Not Subject to Claims of Creditors. None of the benefits or beneficial interests under the Plan are subject to the claims of creditors of Participants or their Beneficiaries, and will not be subject to attachment, garnishment or any other legal process except pursuant to a Qualified Domestic Relations Order as defined in Section 414(p) of the Internal Revenue Code. Neither a Participant nor his Beneficiaries may assign, sell, borrow from, or otherwise encumber any of his beneficial interest in the Plan and Trust Fund, nor shall any such benefits be in any manner liable for or subject to the deeds, contracts, liabilities, engagements, or torts of any Participant or Beneficiary.

9.04. No Contractual Obligation. Although it is the intention of the Sponsoring Employer that this Plan shall be continued and its contributions made regularly, this Plan is entirely voluntary on the part of the Sponsoring Employer, and the continuance of the Plan and the payments thereunder are not assumed as a contractual obligation of the Sponsoring Employer.

9.05. Suspension of Contributions. The Sponsoring Employer specifically reserves the right in its sole and uncontrolled discretion and by its official and authorized acts, to modify, suspend (in whole or in part) at any time or from time to time and for any period or periods, or to discontinue at any time contributions under this Plan.

9.06. No Right of Employment. Nothing contained in this Plan shall be deemed to give any Participant or Employee the right to be retained in the service of an Employer or to interfere with the right of an Employer to discharge any Participant or Employee at any time regardless of the effect which such discharge shall have upon such individual as a Participant in the Plan.

9.07. Governing Law. This Plan shall be construed in accordance with the laws of the State of Missouri, except where such laws are superseded by the Employee Retirement Income Security Act of 1974, as amended, in which case such Act shall control.

9.08. Distribution to a Minor or Incompetent. In making any distribution to or for the benefit of any minor or incompetent the Administrative Committee or its delegee, in its sole, absolute and uncontrolled discretion may, but need not, order the Trustee to make such distribution to a legal or natural guardian, and any such guardian shall have full authority and discretion to expend such distribution for the use and benefit of such minor or incompetent, and the receipt of such guardian shall be a complete discharge to the Trustee, without any responsibility on its part or on the part of the Administrative Committee or its delegee, to see to the application thereof.

9.09. Named Fiduciaries. For purposes of Part 4 of Title I of the Employee Retirement Income Security Act of 1974, the Sponsoring Employer, the Administrative Committee and the Investment Committee shall each be named fiduciaries. All actions by named fiduciaries shall be in accordance with the terms of this Plan and of the Trust insofar as such documents are consistent with the provisions of Title I of the Employee Retirement Income Security Act of 1974. Each named fiduciary shall act solely in the interest of Participants and Beneficiaries and for the exclusive purpose of providing benefits and defraying reasonable administrative expenses. Each named fiduciary shall discharge his respective duties hereunder with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. Without limiting the generality of the above, it is specifically provided that the appointment and retention of the members of the Administrative Committee and the Investment Committee are duties of the Sponsoring Employer for purposes of this Section 9.09.

9.10. Administrative Committee, Investment Committee and Trustee Responsibilities. The Administrative Committee shall be responsible for the administration and management of the Plan except for those duties herein specifically allocated to the Trustee, as a directed trustee, the Investment Committee or reserved by the Sponsoring Employer. Subject to the objectives and purposes of the Plan (as recited in the preamble to Article V of the Trust Agreement), the Trustee shall have exclusive responsibility for the management and control of the assets of the Plan, except to the extent the Investment Committee directs the purchase of Employer Stock from the treasury stock of the Sponsoring Employer. Each named fiduciary shall be responsible only for the specific duties assigned above and shall not be directly or indirectly responsible for the duties assigned to another fiduciary. The Administrative Committee shall be deemed the plan administrator for purposes of the Employee Retirement Income Security Act of 1974.

9.11. Nondiversion Clause. There shall be no diversion of any portion of the assets of the Trust Fund other than for the exclusive benefit of Participants and their Beneficiaries.

9.12. Voting Rights With Respect to Employer Stock. Each Participant shall be entitled to vote in the manner set out in this section all shares of Employer Stock credited to his Accounts or to tender or exercise similar rights with respect to all or part of the shares of

Employer Stock credited to his Accounts, irrespective of whether such Accounts are derived from Employer or Participant contributions and irrespective of whether all or a part of the Employer Stock credited to such Accounts may not yet have become fully vested and nonforfeitable.

The Administrative Committee or its delegee shall determine, as of the latest practicable date contemporaneous with or prior to the record date for each meeting of stockholders, the number of shares of Employer Stock credited to each Participant’s Accounts. The Administrative Committee or its delegee shall then furnish each Participant prior to such meeting the proxy statement for the meeting together with a form to be returned to the Administrative Committee or its delegee on which the Participant may set forth his instructions for the voting of shares of Employer Stock credited to his Accounts or an electronic method for the voting of shares of Employer Stock credited to his Accounts. Upon receipt of such instructions the Administrative Committee or its delegee shall instruct the Trustee to vote such shares in accordance with the Participant’s instructions. If, within such reasonable period of time prior to any such meeting of stockholders as may be specified by the Administrative Committee or its delegee no instructions shall have been received by the Administrative Committee or its delegee from such Participant, the Investment Committee or its delegee shall instruct the Trustee to vote, in person or by proxy, such shares of Employer Stock in the manner determined by the Investment Committee in its sole discretion. The Investment Committee shall, in its sole discretion, also be entitled to direct the Trustee how to vote all shares of Employer Stock held by the Trustee upon any matters as to which as a practical matter no instructions can be given by Participants prior to any meeting.

9.13. Table of Contents; Section Headings. The Table of Contents and the Section Headings have been placed in this Plan solely as a matter of convenience and for reference. They do not describe the scope or intent of this Plan and they shall not affect its interpretation.

9.14. Gender and Number. Except when otherwise indicated by the context, the masculine gender shall also include the feminine gender and any singular or plural term shall also include the opposite.

ARTICLE X

ROLLOVER CONTRIBUTIONS AND ESOP TRANSFERS

10.01. Eligible Rollover Contributions. A nonbargaining Employee of an Employer who has had distributed to him his entire interest in an Eligible Retirement Plan, may, regardless of whether he is presently eligible to participate in this Plan and in accordance with procedures approved by the Administrative Committee or its delegee, transfer part or all of the distribution received from such Eligible Retirement Plan to the Trust Fund for this Plan provided the following conditions are satisfied:

(a) the transfer is made directly from the Eligible Retirement Plan; and

(b) the amount transferred does not include any Participant after-tax contributions.

The Administrative Committee or its delegee shall develop such procedures, and may require such information from the Employee desiring to make such a transfer, as it deems necessary or desirable to determine that the proposed transfer will meet the requirements of this Section 10.01. Upon approval by the Administrative Committee or its delegee, the amount transferred shall be deposited in the Trust Fund and shall be credited, as elected by the Employee, to the Employee’s Rollover Account/Diversified Investments or Rollover Account/Stock (hereinafter referred to as “Rollover Accounts”). Upon a transfer by an Employee who is not a Participant hereunder, his Rollover Accounts shall represent his sole interest in the Plan until he becomes a Participant.

If an Employee transfers assets as provided in this Section 10.01, the fair market value of the assets transferred shall be invested as a part of the entire Trust Fund in shares of Employer Stock.

A Participant may elect in writing, or if made available by the Administrative Committee or its delegee, electronically, at any time to withdraw from his Rollover Accounts all or any part of (i) the shares of Employer Stock then credited to such Stock Account, and (ii) the amount then constituting such Diversified Investment Account. Any such withdrawal shall be made in accordance with the provisions of Section 5.06 (even though the Participant has not attained age fifty-nine and one-half (59- 1/2 )) in shares of Employer Stock and in cash for the fractional shares. If a Participant who has not Attained Age fifty-nine and one-half (59- 1/2) requests a withdrawal from his Rollover Accounts, such request shall not be granted unless the Participant acknowledges in writing, or if made available by the Administrative Committee or its delegee, electronically, that he understand the amount withdrawn

(i) will be subject to a ten percent (10%) federal excise tax penalty;

(ii) will also be taxed as ordinary income for federal income tax purposes; and

(iii) will be reported to the Internal Revenue Service for such purposes.

10.02. ESOP Transfer Contributions. Any Employee who is either (1) a Participant making after-tax employee contributions to this Plan as of December 31, 1989, or (2) a Limited Participant as of December 31, 1989, and who, in either case, receives a distribution from the Leggett & Platt, Incorporated Employee Stock Ownership Plan (herein referred to as the “ESOP”) as a result of the termination of the ESOP, may elect to have the entire amount of such distribution transferred to the Trust Fund under this Plan and credited to his ESOP Transfer Account/Stock. Such election shall be made in writing on forms provided by the Administrative Committee or electronically in a manner prescribed by the Administrative Committee or its delegee. ESOP Transfer Contributions shall be transferred directly from the trustee of the ESOP to the Trustee of this Plan as soon as reasonably practicable following the termination of the ESOP.

A Participant may elect at any time to withdraw from his ESOP Transfer Accounts all or any part of the shares of Employer Stock then credited to his ESOP Transfer Account/Stock. Any such withdrawal shall be made in accordance with the provisions of Section 5.06 (even though the Participant has not attained age fifty-nine and one-half (59- 1/2)) in shares of Employer Stock and in cash for the fractional shares. If a Participant who has not Attained Age fifty-nine and one-half (59- 1/2) requests a withdrawal from his ESOP Transfer Accounts, such request shall not be granted unless the Participant acknowledges in writing, or if made available by the Administrative Committee or its delegee, electronically, that he understand that the amount withdrawn

(i) will be subject to a ten percent (10%) federal excise tax penalty;

(ii) will also be taxed as ordinary income for federal income tax purposes;

(iii) will be reported to the Internal Revenue Service for such purposes.

10.03. Vesting in Rollover Contributions and ESOP Transfer Contributions. A Participant’s Rollover Account/Diversified Investments, Rollover Account/Stock, ESOP Transfer Account/Diversified Investments, and ESOP Transfer Account/Stock shall be fully vested at all time.

10.04. Adjustment of Rollover Accounts and ESOP Transfer Accounts. After the Rollover Accounts and ESOP Transfer Accounts become a part of the Trust Fund pursuant to Section 10.01 and Section 10.02 they shall share in the gains and losses of the Trust Fund, in accordance with the terms of Section 4.02 and Section 4.03.

10.05. Distribution of Rollover Accounts and ESOP Transfer Accounts upon Disability. When the Employee retires or otherwise terminates employment for any reason, he shall be entitled to a distribution of the full value of his Rollover Accounts and ESOP Transfer Accounts, determined as of the Valuation Date the distribution is processed for payment. Such distribution shall be made in the form of payment elected in accordance with Section 5.09.

10.06. Distribution of Rollover Accounts and ESOP Transfer Accounts upon Death. If the Employee dies before his Rollover Accounts and ESOP Transfer Accounts are distributed to him, his Beneficiary shall be entitled to the full value of his Rollover Accounts and ESOP Transfer Accounts determined as of the Valuation Date his distribution is processed for payment. Such Death Benefit shall be in addition to any Death Benefit that is distributed in accordance with Section 5.03 hereof.

10.07. Distribution of Rollover Accounts and ESOP Transfer Accounts upon Termination of Employment. If an Employee terminates employment for any reason other than retirement or death, his Rollover Accounts and ESOP Transfer Accounts shall continue to be held in the Trust Fund, and shall share in the gains and losses thereof in accordance with Section 4.02 and Section 4.03, until the first to occur of (i) the date the Employee requests such funds be transferred to another funding medium, (ii) the Employee’s death, or (iii) the date benefits are distributed to the Employee under the applicable provisions of Article V of this Plan document.

10.08. Form of Distribution. Any former Employee or retired Employee who is entitled to a distribution under the terms of this Plan may request, and the Administrative Committee shall agree to, a lump sum distribution of his entire vested interest hereunder, as soon as reasonably practicable after his termination of employment, calculated as of the Valuation Date the distribution is processed for payment.

ARTICLE XI

TAX EQUITY AND FISCAL

RESPONSIBILITY ACT OF 1982

TOP-HEAVY PROVISIONS

11.01. Application. The provisions of this Article XI shall only be applicable if the Plan becomes “top-heavy” (as defined in Section 416(g) of the Internal Revenue Code); i.e., generally, if sixty percent (60%) or more of the value of the Accounts of Participants of this Plan as of any “determination date” (as defined in Section 416(g)(4) of the Code, i.e., December 31 of the immediately preceding Accounting Year) beginning as of December 31, 1983, is attributable to “key employees” (as defined in Section 416(i)(1) of the Code), including the accrued benefits of any defined benefit plan which must be mandatorily aggregated with this Plan under Section 416 of the Internal Revenue Code. For this purpose prior to January 1, 2002, benefit payments to “key employees” during the Accounting Year (ending with such determination date) or in any of the four (4) immediately preceding calendar years shall be taken into account. From and after January 1, 2002, only benefit payments during the one year period ending on the determining date shall be taken into account, including any terminated plan, had it not been aggregated with this plan under Section 416(g)(2)(A)(i) of the Internal Revenue Code. In the case of a benefit payment for any reason other than separation from service, death or disability, this provision shall be applied by taking into account not only benefit payments to “key employees” during the Accounting Year (ending with the determination date), but also each of the four (4) immediately preceding calendar years. The present value of accrued benefits in any defined benefit plan sponsored by the Employer which must be mandatorily aggregated for this purpose, shall be determined on the basis of the actuarial assumptions then being used to comply with Section 401(a)(25) of the Internal Revenue Code. If the Plan becomes “top-heavy” as of any determination date, then effective in the next succeeding Accounting Year, the provisions of this Article XI shall apply.

11.02. Special Minimum Contribution. If this Plan becomes “top-heavy,” the minimum employer contribution required by Section 416(c) of the Internal Revenue Code shall be satisfied by the defined benefit plan maintained by the Employer which also covers all the Employees who are covered by this Plan.

11.03. Key Employee Defined. The term “key employee” shall have the same meaning as is specified in Section 416(i)(1) of the Internal Revenue Code, i.e., any Employee or former Employee (including any deceased employee) who at any time during the Accounting Year that includes the determination date was an officer of the Employer having annual compensation greater than $140,000 (as adjusted under Section 416(i)(1) of the Internal Revenue Code for Accounting Years beginning after December 31, 2006), a 5-percent owner of the Employer, or a 1-percent owner of the Employer having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of Section 415(c)(3) of the Internal Revenue Code. The determination of who is a “key employee” will be made in accordance with section 416(i)(1) of the Internal Revenue Code and the applicable regulations and other guidance of general applicability issued thereunder.

SIGNATURES

IN WITNESS WHEREOF, the Sponsoring Employer has caused this Restated Plan to be executed as of the 31 day of August, 2006, to be effective as of September 1, 2006, except as otherwise indicated, by its Senior Vice President, Human Resources, pursuant to the resolutions of the Board of Directors, dated May 10, 2006, a certified copy of which is attached.

ATTEST:	(SEAL)	LEGGETT & PLATT, INCORPORATED, the Sponsoring Employer

/s/ ERNEST C. JETT		By:	/s/ John Hale
Secretary			John Hale
Senior Vice President, Human Resources

LEGGETT & PLATT, INCORPORATED STOCK BONUS PLAN

SCHEDULE I – 2006

List of Participating Employers and Participating Groups

as of January 1, 2006

Who are Entitled to Participate

in this Plan (by Branch, Location and Clock No.)

Legal Entity	Branch Number	Branch Name	Location	Clock #’s Covered	Effective Date
American Commercial Truck Equipment, Inc.	0645	ABC - Tampa	Tampa, FL	All	10/28/2005
	0646	ABC - Oldsmar	Oldsmar, FL	All	10/28/2005
America’s Body Company, Inc.	0639	ABC - Corporate Office	Oakwood Village, OH	All	10/28/2005
	0640	ABC - Oakwood Village Upfitting	Oakwood Village, OH	All	10/28/2005
	0641	ABC - Columbus	Columbus, OH	All	10/28/2005
	0642	ABC - Clinton	Clinton, MD	All	10/28/2005
	0643	ABC - Nanticoke	Nanticoke, PA	>7999 and dept. 281	10/28/2005
	0644	ABC - Cinnaminson	Cinnaminson, NJ	All	10/28/2005
	0649	ABC - St. Charles	St. Charles, MO	All	10/28/2005
	0650	ABC - Oakwood Village Manufacturing	Oakwood Village, OH	All	10/28/2005
Bergen Cable Technology, LLC	0396	Bergen Cable Mexican Assets	Lodi, NJ	All	(blank)
Collier-Keyworth LLC	3500	Collier Keyworth	Liberty, NC	All	7/1/1999
Crest-Foam Corp.	1704	L&P Carpet Cushion - Houston	Houston, MS	All	(blank)
	1706	Coldwater	Coldwater, MS	All	(blank)
	2600	Edison Bonded	Edison, NJ	>7999
	6002	No Sag Foam - Dubuque	Dubuque, IA	>7999
L&P Acquisition Company - 43	0510	Vantage - Erwin	Erwin, TN	All	7/26/2001
L&P Acquisition LLC-5	6016	Leggett & Platt Carpet Cushion - Cape Girardeau	Cape Girardeau, MO	>7999	4/29/2005
L&P Financial Services Co.	0043	Corporate Credit Dept	Carthage, MO	All	(blank)
	1705	Lebanon	Lebanon, MO	All	(blank)
	6008	Hi Life Prod	Chino, CA	All	(blank)
	6009	Hayward Warehouse	Hayward, CA	All	(blank)
	6014	L&P Tracy	Tracy, CA	All	(blank)
L&P Manufacturing, Inc.	0001	Carthage Spring	Carthage, MO	All effective 1/1/04; previously only >7999
	0005	L&P, Phoenix	Phoenix, AZ	All
	0400	Carthage Wire Mill	Carthage, MO	All except 7000’s
L&P Materials Manufacturing, Inc.	0016	Monroe	Social Circle, GA	>6999
	0086	Vantage - Atlanta	Atlanta, GA	All	(blank)
	0087	Vantage - Calhoun	Calhoun, GA	All	(blank)
	0520	KLM	Leesburg, FL	All	6/1/2002
	0652	Griptex	Cartersville, GA	All	12/1/2005
	0656	Mary Ann Industries	Villa Rica, GA	All	11/12/2005
	0A01	Adcom Wire - Jacksonville	Jacksonville, FL	All	(blank)
	1023	Atlanta Whse - FBG	Atlanta, GA	All	(blank)
L&P Partners Holding Company, Inc.	0801	EST West	Whittier, CA	All	(blank)
L&P Property Management Company	0012	L&P, St. Paul	St. Paul, MN	All	(blank)
	0042	L&P, Clearfield	Clearfield, UT	All	(blank)
	0052	L&P, South Gate	South Gate, CA	>7999
	0085	L&P, Vacaville	Vacaville, CA	All	(blank)

I-2006-1

Legal Entity	Branch Number	Branch Name	Location	Clock #’s Covered	Effective Date
	0E00	Whittier	Whittier, CA	>7999
	0E03	L&P, Portland	Woodburn, OR	All	(blank)
	0E25	L&P, Pico Rivera	Pico Rivera, CA	All	(blank)
	6017	Leggett & Platt Carpet Cushion - Portland	Woodburn, OR	All	(blank)
L&P Transportation Co.	0S00	L&P, Transportation	Carthage, MO	All	(blank)
	0S10	Whittier	Whittier, CA	All	(blank)
Leggett & Platt Asia Marketing, Inc.	0045	L&P Asia Marketing - Boston	Waltham, MA	All	(blank)
	0046	L&P Asia Marketing - Florida	Sunrise, FL	All	(blank)
Leggett & Platt Components Company, Inc.	0009	Matrex Furniture Components	Greensboro, NC	All	7/1/1995
	0011	Mississippi Spring	Tupelo, MS (phys); Belden, MS (mail)	All	7/1/1995
	0025	Cameo Fibers	Conover, NC	All	(blank)
	0083	Tupelo Fibers	Tupelo, MS	All	(blank)
	0100	Masterblend, Inc.	Houston, MS	All	(blank)
	0118	Iredell Fibers - Statesville	Statesville, NC	All	7/1/1998
	0174	Universal Stainless - Denver	Denver, CO	All	10/26/1998
	0331	Ark - Ell Springs	Houlka, MS	All	10/23/1999
	0340	Matrex Seating Plant	Greensboro, NC	All	(blank)
	0341	Tupelo Sleeper	Tupelo, MS	All	1/1/2000
	0344	Omega Motion	Saltillo, MS	All	6/1/2000
	0548	Petco Sackner	Statesville, NC	All	2/22/2003
	0551	Leggett & Platt Statesville West	Statesville, NC	All	4/3/2003
	0580	SCP, Inc.	Booneville, MS	All	10/31/2003
	0633	Everwood Products	Pontotoc, MS	All	7/23/2005
	0V01	Blazon Tube	West Point, MS	All	(blank)
	3800	StyleLander	Verona, MS	All	(blank)
	4201	Super Sagless Hdwe	Tupelo, MS	All	1/1/2002
	4230	Sofa Sleeper Division	Tupelo, MS	All	1/1/1999
	6015	Leggett & Platt Carpet Cushion - Ocala	Ocala, FL	All	1/1/2005
Leggett & Platt International Service Corporation	0193	L&P, International Services	US citizens working in UK	All	(blank)
	0185	L&P, Puerto Rico	Hato Rey, Puerto Rico	All	10/1/2002
Leggett & Platt, Incorporated	0000	L&P, Corporate	Carthage, MO	>7999
	0004	L&P, Oklahoma City	Oklahoma City, OK	All	(blank)
	0007	L&P, Research & Development	Carthage, MO	All	(blank)
	0008	L&P, Denver	Denver, CO	All	(blank)
	0014	Clip Fabrication	Carthage, MO	All	(blank)
	0018	Furniture Technical Center	High Point, NC	All	(blank)
	0026	Lakeland Boxspring	Lakeland, FL	All	(blank)
	0027	Nashville Box Spring	Nashville, TN	All	(blank)
	0030	Seating Components Division Staff	High Point, NC	All	(blank)
	0031	Central Division Staff	Carthage, MO	All	(blank)
	0032	Eastern Division Staff	Winchester, KY	All	(blank)
	0033	Southwestern Division Staff	Ennis, TX	All	(blank)
	0034	Southern Division Staff	Social Circle, GA	All	(blank)
	0035	L&P, Engineering & Design - Furn. Comp.	Carthage, MO	All	(blank)
	0036	Western Division Staff	Cerritos, CA	All	(blank)
	0037	Northeastern Division Staff	Newark, NJ	All	(blank)
	0038	Bedding Group Projects	Carthage, MO	All	(blank)
	0039	L&P National Technical Center; L&P Quality Assurance	Carthage, MO	All	(blank)
	0057	L&P, St. Louis	Crestwood, MO	All	(blank)
	0060	Ennis Fabric	Ennis, TX	All	(blank)
	0062	L&P, Seattle	Kent, WA	All	(blank)
	0071	Pride Frame	Wilkes Barre, PA	All	(blank)

I-2006-2

Legal Entity	Branch Number	Branch Name	Location	Clock #’s Covered	Effective Date
	0074	High Point Sleeper	High Point, NC	All	(blank)
Leggett & Platt, Incorporated	0077	LeggettWood - International Sales	Wilkes Barre, PA	All	(blank)
	0079	L&P, Machine Products	Carthage, MO	All	(blank)
	0084	Southwest Fibers	Mexia, TX	All	(blank)
	0114	Porter International	Carthage, MO	All	9/28/1997
	0117	Tarrant Interiors, Inc. - Mill	Ft Worth, TX	All	2/10/2002
	0138	International Fiber Packaging - Albany	Albany, GA	All	10/14/1997
	0139	International Fiber Packaging - Lubbock	Lubbock, TX	All	10/14/1997
	0140	IFP - Spartanburg	Goldsboro, NC	All	(blank)
	0143	International Fiber Packaging - Atlanta	Atlanta, GA	All	10/14/1997
	0150	LeggettWood - US Strips - Industrial	Bridgeville, PA	All	7/1/2001
	0151	GSG Group Division (Gribetz)	Carthage, MO	All	(blank)
	0153	LeggettWood - Springfield	Springfield, MO	All	7/1/1998
	0171	L&P Alum Grp - B&C Die Cast	Jonesboro, AR	All	8/1/2004
	0178	Vertex Fasteners	Skokie, IL	All	7/5/1998
	0199	L&P Cerritos	Cerritos, CA; Santa Fe Springs, CA	All	3/15/1999
	0200	L&P, Simpsonville	Simpsonville, KY	>7999
	0201	L&P, Cleveland	Cleveland, TN	All	(blank)
	0202	L&P, Dublin	Dublin, GA	All	(blank)
	0230	Furniture Hardware - Division Staff	Simpsonville, KY	All	(blank)
	0302	ARC Specialities, Inc.	Valencia, CA	All	7/1/1999
	0315	L&P Plastics - Carlyle	Carlyle, IL	All	7/29/1999
	0316	Design Fabricators	Thornton, COI	All	4/1/2005
	0321	Zell Brothers, Inc.	Red Lion, PA	>7999	4/9/2001
	0329	Experimental Production	Carthage, MO	All	(blank)
	0332	LeggettWood - Administrative Office	Wilkes Barre, PA	All	(blank)
	0333	Dann Dee Display Fixtures	Niles, IL	All	1/1/2005
	0337	L&P, Digital Printing	Jacksonville Beach, FL	All	(blank)
	0338	LPGS	Chicago, IL	All	1/1/2000
	0346	Shaped Wire, Inc.	Batavia, IL	All	1/1/2001
	0360	Crown North American - Division Headquarters	Wooster, OH	>8999	5/1/2000
	0363	Crown North America - Dallas	Plano, TX	All effective 2-1-05; previously only >8999	5/1/2000
	0386	Kelmax – Decatur	Stone Mountain, GA	All	7/1/2004
	0388	Kelmax Equipment Southwest - Mesquite	Plano, TX	All	7/1/2004
	0401	L&P Wire Tie	Carthage, MO	All	7/1/1994
	0404	L&P Wire Tie Systems	Whittier, CA	All	(blank)
	0416	International Fiber Packaging - Florence	Florence, AL	All	4/6/1996
	0418	International Fiber Packaging - Bakersfield	Fresno, CA	All	4/6/1996
	0430	NTC Wire Division Staff	Carthage, MO	All	(blank)
	0500	Gordon Manufacturing	Grand Rapids, MI	All	(blank)
	0513	Cambridge Metals & Plastics	Cambridge, MN	All	9/10/2001
	0514	Form Tech	Temperance, MI	All	9/10/2001
	0524	LeggettWood - Commerce Frame Shop	Commerce, CA	All	7/1/2002
	0535	Andrews Wire	Andrews, SC	All	5/20/2002
	0556	Garcy Piedmont	Piedmont, AL	>7999	7/10/2003
	0557	L&P Cedar City	Cedar City, UT	>7999	7/10/2003
	0558	Spartan Showcase	Union, MO	>7999	7/10/2003
	0559	Capital Hardware - Niles	Niles, MI	>7999	7/10/2003
	0562	MMI San Bernardino - TSA	San Bernardino, CA	>7999 + 1000’s	4/1/2004

I-2006-3

Legal Entity	Branch Number	Branch Name	Location	Clock #’s Covered	Effective Date
	0564	Charleston	N Charleston, SC	>7999	4/1/2004
	0565	Morgan Marshall	Chicago Heights, IL	>7999 + 1000’s	4/1/2004
	0569	Adjustable Bed Warranty Service	Lexington, NC	All	2/1/2005
	0574	Pet Products Division	Carthage, MO	All	8/14/2003
	0575	Pet Products - Dallas	Dallas, TX	All	(blank)
	0583	RHC Sales Office	Carthage, MO	All	(blank)
	0602	Pet Products - Whittier Whse	Whittier, CA	All	(blank)
	0612	Georgetown - Adjustable Beds	Georgetown, KY	All	(blank)
	0615	Drivedesign	Atlanta, GA	>7999
	0622	Bentonville Sales Office	Bentonville, AR	All	(blank)
	0624	Morgan Marshall	Munster, IN	>7999 + 1000’s	1/17/2005
	0654	Porter International	Rowley, MA	All	9/28/1997
	0700	Linwood – FBG	Lexington, NC (phys); Linwood, NC (mail)	All	(blank)
	0800	EST Division	Grafton, WI	All	(blank)
	0803	EST Contract Office Components Division	Grafton, WI	All	(blank)
	0861	Auburn	Auburn, AL	All	7/1/2006
	0N04	L&P, Miami	Miami, FL	All	(blank)
	0N09	L&P, Batavia	Batavia, IL	All	(blank)
	0N10	L&P, Ferndale	Ferndale, MI	>7999
	0N25	L&P, Mason	Mason, OH	>7999
	0N58	Edwardsburg	Edwardsburg, MI	All	(blank)
	0N64	High Point Furniture	High Point, NC	All	(blank)
	0P01	Storage Products Unit	Vernon Hills, IL	All	(blank)
	0P03	Masterack East Point	East Point, GA	All	(blank)
	0P10	Masterack - Ortonville	Ortonville, MI	All	(blank)
	0P11	Masterack Baltimore	Baltimore, MD	All	(blank)
	0P12	Masterack - Forest Park	Forest Park GA	All	(blank)
	0P14	Masterack St. Louis	O’Fallon, MO	All	(blank)
	0P23	Masterack	Atlanta, GA	>7999
	0P33	Masterack-Lorain	Lorain, OH	>7999	5/1/2000
	0P51	Intl Storage	Covington, GA	All	(blank)
	0P58	Rodgers Wade Mfg. Co	Paris, TX; Richardson, TX	All	1/1/1998
	0P59	AMCO	Chicago, IL	>6999	1/1/2002
	0P64	Store Fixtures Unit	Carthage, MO	All	(blank)
	0R01	Kouts	Kouts, IN	All	(blank)
	0V00	Parthenon	La Vergne, TN	All	(blank)
	1010	Boston Whse - FBG	Woburn, MA	All	(blank)
	1300	Textile Fiber Div.	Nashville, TN	>7999	(blank)
	1302	Nova Bond	Nashville, TN	>7999
	1502	Newark	Newark, NJ	>7999
	1506	High Point Spring	High Point, NC	All	(blank)
	1521	Buffalo Box Spring	Buffalo, NY	All	(blank)
	1601	Cincinnati Fibers	Cincinnati, OH	All	(blank)
	1701	Urethane Products Div.	Ft. Worth, TX	All	(blank)
	2700	Assured Castings	Rogersville, TN	All	7/1/1987
	3200	Indiana Chair Frame	Middlebury, IN	All	(blank)
	3601	Fashion Bed	Chicago, IL	All	(blank)
	3609	Ennis Whse - FBG	Ennis, TX	All	(blank)
	3630	FBG - Division	Chicago, IL	All	7/18/2003
	4500	Buffalo Batt	Depew, NY	>7999
	4600	Automotive Unit	Carthage, MO	All	(blank)
	4601	Flex-O-Lators - Carthage	Carthage, MO	All	(blank)
Leggett & Platt, Incorporated	4603	Flex-O-Lators - Clawson	Clawson, MI	All	(blank)
	4604	Flex-O-Lators - Detroit	Clawson, MI	All	(blank)
	5100	Leitchfield	Leitchfield, KY	>7999
	5201	Newburyport	Newburyport, MA	Dept 70 & >7999
	5301	Oxford Spring	Oxford, MA	All	(blank)
	5307	Webster Spring	Louisville, KY	All	(blank)
	5310	Webster R&D	Oxford, MA	All	(blank)

I-2006-4

Legal Entity	Branch Number	Branch Name	Location	Clock #’s Covered	Effective Date
	5600	Gribetz International	Sunrise, FL	All	(blank)
	5700	Young Spring & Wire	Archbold, OH	>7999
	5801	Kendallville	Kendallville, IN	>7999
	6001	No Sag Foam Chicago	West Chicago, IL	>6999	(blank)
	6003	No Sag Bonded	West Chicago, IL	>6999	(blank)
	6006	Fairmont Chicago	Chicago, IL	>6999	(blank)
	6012	Leggett Carpet Cushion Northwest	Kent, WA	All *	(blank)
	6013	Urethane Foam Dublin	Dublin, GA	All	1/1/2005
	6130	Adjustable Bed Division	Carthage, MO	All	1/1/1999
	7201	LeggettWood - US Bedframe	Bridgeville, PA	All	(blank)
	8803	Petco	Newton, NC	All	(blank)
	8804	Petco North Carolina	Newton, NC	All	(blank)
	8814	L&P Distribution Center - Furn	Conover, NC	All	(blank)
Leggett Partners, L.P.	0002	L&P, Winchester	Winchester, KY	>7999
	0003	L&P, Ennis Spring	Ennis. TX	All	1/1/1999
	0028	Winchester Steel	Winchester, KY	>7999; effective 7/1/05 include clk#s 5630-5645
	0102	L&P, Brenham	Brenham, TX	All	1/1/1997
	0800	Oconto Metal Finishing	Oconto, WI	All	(blank)
	0A02	Adcom - Nicholasville	Nicholasville, KY	All	(blank)
	0V02	Carrollton	Carrollton, KY	All	(blank)
	1702	Fort Worth Foam	Ft. Worth, TX	All	(blank)
	1708	Brenham Foam	Brenham, TX	All	(blank)
	1709	Arlington	Dallas, TX	All	(blank)
	6901	Dallas/Ft. Worth	Dallas, TX	All	(blank)
	6912	Houston Whse - Steel	Houston, TX	All	(blank)
Metrock Steel & Wire Company, Inc.	0181	Metrock Steel & Wire	Montevallo, AL	All	1/1/1999
Modern Industries, LLC	0596	Modern Industries	Chatanooga, TN	All	3/9/2004
Nagle Industries, Inc.	0196	Nagle - MI Division	Clawson, MI	All	3/1/1999
	0198	Nagle - White House	White House, TN	All	3/3/1999
	0543	Automotive Cable Division	White House, TN	All	(blank)
Northwest Truckstell Sales, Inc.	0647	ABC - Portland	Portland, OR	All	10/28/2005
Pace Industries, Inc.	0179	St. Paul Metalcraft	St. Paul, MN	All	1/1/2005
	0830	L&P Alum Grp - Executive Office	Fayetteville, AR	All	9/1/1997
	0842	L&P Alum Grp - Harrison	Harrison, AR; Neosho, MO; Midland, GA	All	9/1/1997
	0843	L&P Alum Grp - Malvern	Malvern, AR	>7999	1/1/1999
	0846	L&P Alum Grp - Muscle Shoals	Muscle Shoals, AL; Florence, AL	All	1/1/1998
	0848	L&P Alum Grp - Monroe City	Monroe City, MO	All	9/1/1997
	0851	L&P Alum Grp - St. Louis	St. Louis, MO	All	9/1/1997
	0853	L&P Alum Grp - Georgia	Midland, GA	All	9/1/1997
	0854	L&P Alum Grp - Florence	Florence, AL	All	1/1/1998
	0856	Airo	Loyal Hannah, PA	>7999
	0857	L&P Alum Grp - Patterson Mold - Georgia	Statesboro, GA	All	9/1/1997
Scherer Truck Equipment of Kentucky, LLC	0648	ABC - Louisville Manufacturing	Louisville, KY	All	10/28/2005
	0651	ABC - Louisville Upfitting	Louisville, KY	All	10/28/2005
Solon Specialty Wire Co.	0537	Solon Specialty Wire Co.	Solon, OH	All	10/27/2002
Sterling Steel Company, LLC	0530	Sterling Steel Co LLC	Sterling, IL	> 7999	6/3/2002
Talbot Industries, Inc.	0186	Technical Plastics, Inc.	Poplar Bluff, MO	All	1/1/1999
	0P40	Talbot Ind. Inc.	Neosho, MO; Richardson, TX	All	(blank)

I-2006-5